Exhibit 4.1

English translation

AMENDMENT AGREEMENT No. 4

dated 10 April 2013

to

FACILITY AGREEMENT No. 2640

dated 27 December 2010

by and between

VTB Bank

(open joint stock company)

and

Mechel OAO

City of Moscow

2013

VTB Bank (open joint stock company), general license issued by the Central Bank of the Russian Federation No. 1000, hereinafter referred to as the “Lender” or the “Bank” represented by the First Deputy President-Chairman of the Management Board Titov Vasiliy Nikolaevich acting pursuant to the power of attorney dated 10 August 2011 No. 350000/1616-D, and the Deputy Chief Accountant Kovalenko Mikhail Mikhailovich acting pursuant to the power of attorney dated 15 May 2012 No. 350000/1013-D, on the one hand, and

Mechel OAO, hereinafter referred to as the “Borrower” represented by the General Director Mikhel Evgeny Valerievich acting pursuant to the Charter, and the Chief Accountant Kalyadina Tatyana Anatolievna, on the other hand, collectively referred to as the “Parties”, have entered into this Amendment Agreement No. 4 (hereinafter referred to as the “Amendment”) to Facility Agreement No. 2640 dated 27 December 2010 (hereinafter referred to as the “Agreement”) being its integral part, as follows:

1. DEFINITIONS AND INTERPRETATION

For the purposes of this Amendment, the following terms shall have the following meaning:

“Signing Date” means the Signing Date of this Amendment.

“Restated Facility Agreement” means the Restated Facility Agreement set forth in Schedule 1 to this Amendment.

The other terms when used herein shall have the same meaning as in the Agreement, except for the terms used in the Restated Facility Agreement.

2. SUBJECT MATTER

2.1	The Parties agree that as from the Signing Date all rights and obligations of the Parties hereunder shall be deemed to be changed upon the terms and conditions and in the manner provided for in the Restated Facility Agreement the provisions of which shall apply to all rights and obligations of the Parties arising after the Signing Date.

2.2	The provisions of the Facility Agreement as in force prior to the Signing Date shall apply to the rights and obligations of the Parties arising prior to the Signing Date. All acts performed by the Parties prior to the Signing Date shall be deemed to be valid and shall not be reversed. The obligations of the Borrower arising prior to the Signing Date shall be performed by the Borrower upon the terms and conditions of the Facility Agreement as in force prior to the Signing Date, unless otherwise appear from the Restated Facility Agreement.

3. MISCELLANEOUS

3.1	The Amendment shall be governed by and construed in accordance with the Law.

3.2	Schedule No. 1 shall be an integral part of this Amendment.

3.3	The Amendment shall enter into force from the date of its execution by the Parties and shall be in effect until the full and proper performance by the Parties of all obligations under the Amendment and the Restated Facility Agreement.

3.4	Any dispute or controversy arising out of the Amendment and not settled by the Parties shall be resolved in accordance with the Law in the Moscow City Arbitrazh Court.

3.5	Each page hereof shall contain the stamp of the Bank according to the model below:

3.6	This Amendment has been executed in two counterparts having equal legal force: being one counterpart for the Borrower and one for the Lender.

4. ADDRESSES AND DETAILS OF THE PARTIES

The Lender:	The Borrower:

VTB Bank (open joint stock company)	Mechel OAO

Location: 29 Bolshaya Morskaya street, Saint Petersburg, 190000	Location: 1 Krasnoarmeiskaya street, Moscow, 125993
Postal address: 37 Pluschikha street, Moscow, 119121 Telex: 412362 BFTR SU	Postal address: 1 Krasnoarmeiskaya street, Moscow, 125993
Phone: (495) 785-50-19 Fax: (495) 737-65-42	Phone: (495) 221-88-88

Corresponding account No. 30101810700000000187 with OPERU of the Moscow GTU of the Bank of Russia,

Corresponding account in US dollars No. 001-1-907557 with JPMorgan Chase Bank, New York or No. 890-0055-006 with Bank of New York, New York,

Corresponding account in EURO No. 10094980801000

Deutsche Bank AG, Frankfurt-am-Main

Settlement account No. 40702810900160001038 with JSC VTB Bank Foreign Currency Settlement Account No. 40702840200160001038 with JSC VTB Bank
BIC 044525187 TIN 7702070139 PSRN 1027739609391	TIN 7703370008 PSRN 1037703012896

SIGNATURES OF THE PARTIES:

By and on behalf of the Lender	By and on behalf of the Borrower

/S/ V.N. Titov	/S/ E.V. Mikhel

/S/ M.M. Kovalenko	/S/ T.A. Kalyadina

seal	seal

/Seal/	/Seal/

Schedule No. 1 to the Amendment Agreement

to Facility Agreement No. 2640

FACILITY AGREEMENT No. 2640

(restated as of 10 April 2013)

dated 27 December 2010

by and between

VTB Bank

(open joint stock company)

and

Mechel OAO

City of Moscow

THIS FACILITY AGREEMENT (the “Agreement”) is made on 27 December 2010 by and between the following Parties (the “Parties”):

VTB Bank (open joint stock company), general license issued by the Central Bank of the Russian Federation No. 1000, hereinafter referred to as the “Lender” or the “Bank”, on the one hand, and

Mechel OAO, hereinafter referred to as the “Borrower, on the other hand, and collectively referred to as the “Parties”.

1. DEFINITIONS AND INTERPRETATION

1.1. For the purposes of the Agreement, the following terms shall have the following meaning:

“Base Rate” means:

•	MosPrimeRate for three (3) months prior to the Lender’s exercise of its right to fix MosPrime Rate pursuant to clause 6.1.3 hereof (hereinafter referred to as the “Floating Base Rate”);

•	the value of MosPrimeRate for three (3) months as in effect on the Extension Date following the exercise by the Lender of the right to fix MosPrime Rate pursuant to clause 6.1.3 hereof (hereinafter referred to as the “Fixed Base Rate”);

“Reference Banks” means UBS AG, Deutsche Bank AG, Morgan Stanley, HSBC Europe B.V., Citibank N.A., JP Morgan Chase & Co, Barclays pic, Credit Suisse AG London Branch and/or their bank subsidiaries, Julius Baer, Sberbank of Russia, Gazprombank (OJSC);

“Loan Currency” means the currency of the Russian Federation;

“Excluded Company” means each and any of the companies listed below in respect of which the Board of Directors of Mechel OAO, on 21 September 2012, made a decision to sell and dispose out of the Borrower Group:

a)	Mechel East Europe Metallurgical Division S.r.l. Romania, a company organized and registered under the laws of Rumania, registration number #J15/1388/21.10.2008, including the following companies:

(i)	Mechel Targoviste S.A., a company organized and registered under the laws of Rumania, registration number #J15/284/1991;

(ii)	Ductil Steel S.A, a company organized and registered under the laws of Rumania, registration number #J10/216/1999;

(iii)	Laminorul S.A., a company organized and registered under the laws of Rumania, registration number # J09/42/1991;

(iv)	Mechel Campia Turzii S.A, a company organized and registered under the laws of Rumania, registration number #J12/67/1991;

b)	Donetsk Electrometallurgical Plant PJSC, a company organized and registered under the laws of Ukraine, registration number USREOU 30479040;

c)	Invicta Merchant Bar Ltd., a company organized and registered under the laws of England and Wales, registration number 3721228;

d)	UAB Mechel Nemunas, a company organized and registered under the laws of Lithuania, registration number #111790066;

e)	Mechel Service Global B.V., a company organized and registered under the laws of the Netherlands, registration number 34330052, except for “Mechel Service “ OOO;

f)	Voskhod Chrome LLP, a company organized and registered under the laws of Kazakhstan, registration number 123-1904-16-TOO (IU);

g)	Voskhod-Oriel LLP, a company organized and registered under the laws of Kazakhstan, registration number 125-1904-16-TOO;

h)	OOO TFZ, a company organized and registered under the laws of the Russian Federation, PSRN 1114715007417;

i)	Southern Urals Nickel Plant OAO, a company organized and registered under the laws of the Russian Federation, PSRN 1025601931410;

j)	Kuzbass Power Sales Company OAO, a company organized and registered under the laws of the Russian Federation, PSRN 1064205110133;

k)	“Toplofikatsia-Ruse EAD, a company organized and registered under the laws of Bulgaria, registration number 117005106,

as well as the subsidiary and dependent companies and the parent company that shall act as a nominee holder of the shares or participatory interests in the companies as provided for in paragraphs (a) through (k) above and shall not own any other tangible and intangible assets or shares/participatory interests of other legal entities;

“Extension Date” means the effective date of the amendment agreement No. 4 dated 10 April 2013 to the Agreement;

“Borrower Group” means the Borrower and the companies upon incorporation of which into the consolidated financial statements of the Borrower according to US GAAP or IFRS the direct consolidation method shall be used;

“Mechel-Mining OAO Group” means Mechel-Mining OAO and the companies upon incorporation of which into the consolidated financial statements of Mechel-Mining OAO according to US GAAP or IFRS the direct consolidation method shall be used;

Estar Group Companies means any of the legal entities listed below (including any of their subsidiaries):

•	VZTMD OOO (a company organized and registered under the laws of the Russian Federation, PSRN 1053477445053);

•	CJSC Volga-FEST (a company organized and registered under the laws of the Russian Federation, PSRN 1023405560650);

•	JSC GMZ (a company organized and registered under the laws of the Russian Federation, PSRN 1024200661264);

•	OJSC NYTVA (a company organized and registered under the laws of the Russian Federation, PSRN 1020201623716);

•	REMZ LTD (a company organized and registered under the laws of the Russian Federation, PSRN 1046155009174);

•	CJSC ETZ (a company organized and registered under the laws of the Russian Federation, PSRN 1026401996334);

•	CJSC Metallurgical Resource (a company organized and registered under the laws of the Russian Federation, PSRN 1067404015139);

•	JSC ZMP (a company organized and registered under the laws of the Russian Federation, PSRN 1037400582493);

•	Comnot Corporation Limited (a company organized and registered under the laws of the Republic of Cyprus, registration number HE 235423);

•	Metallurg Trust OOO (a company organized and registered under the laws of the Russian Federation, PSRN 1094214001067);

•	Cyberlink Limited (Limited Liability Company) (a company organized and registered under the laws of the Republic of Cyprus, registration number HE 26479);

“Parent Company Debt” means the obligations of the Borrower or the companies included in the Borrower Group (except for the companies of the Mechel-Mining OAO Group) to Mechel-Mining OAO or the companies of the Mechel-Mining OAO Group to repay the borrowings under contracts in accordance with Schedule No. 5 to the Agreement as of 01 April 2013;

“Law” means the laws and other regulations applicable within the Russian Federation including the regulations of the competent government authorities, the Central Bank of the Russian Federation and the international treaties as in effect in the Russian Federation;

“Loan Utilization Request” means the Borrower’s request to the Lender for a Loan to be made available upon the terms and conditions hereof as prepared by the Borrower in the form specified in Schedule No. 1 to the Agreement;

“Commitment Fee” means the fee to be accrued for an unutilized amount of the Available Tranche C and payable by the Borrower upon the terms and conditions hereof for the provision of service to enable the Borrower to obtain the Loan/Loans in the manner and upon the terms and conditions as provided for hereby as and when the Borrower is in need of cash;

“Loan/Loans” means the cash to be made available by the Lender to the Borrower upon the terms and conditions as provided for hereby;

“Facility” means the aggregate of the Loans that the Borrower shall be entitled to obtain during the Availability Period upon the terms and conditions hereof subject to the Available Commitment;

“Available Commitment” means the total maximum amount of all Loans as specified in clause 3.1. hereof that may be obtained by the Borrower upon the terms and conditions hereof;

“Available Tranche” means the total maximum amount of all Loans within a particular Tranche as specified in clause 3.1. hereof;

“IFRS (International Financial Reporting Standards)” means a set of documents (standards and interpretations) governing the principles of financial statements required by the outside users for the adoption by the same of economic decisions in respect of an enterprise, as set out by the International Accounting Standards Board (IASB);

“Total Debt” means the economic indicator equal to the sum of short-term and long-term borrowings, including the sum of capitalized interest on such borrowings, financial and capital lease, suretyships and guaranties (except for, in relation to the relevant consolidated financial statements according to US GAAP or IFRS, the suretyship agreements and guaranties entered into by the members of the relevant group as security for obligations of other members of the relevant group to any third parties not being members of the relevant group, and without double counting) and calculated on the basis of the relevant consolidated financial statements according to US GAAP or IFRS;

“Availability Period” means the time period specified in clause 5.1. hereof upon expiry of which the Borrower shall cease to be entitled to obtain the Loans;

“Obligors” means, concurrently, the Borrower and the Sureties;

“Principal Debt” means, at any date during the term hereof, any amount made available and outstanding of the Loan/Loans, including any amount not repaid within the time limits set hereby, including the amount of capitalized interest pursuant to clause 6.3 hereof;

“Material Operating Companies of the Borrower Group” means jointly and severally the Obligors and the other companies of the Borrower Group the revenue, EBITDA or assets of which are in excess of ten (10) per cent of the consolidated revenue, EBITDA or fixed assets of the Borrower Group as calculated on the basis of the latest annual audited consolidated financial statements according to US GAAP or IFRS;

“Material Operating Companies of the Mechel-Mining OAO Group” means jointly and severally the companies of the Mechel-Mining OAO Group the revenue, EBITDA or assets of which are in excess of ten (10) per cent of the consolidated revenue, EBITDA or fixed assets of the Mechel-Mining OAO Group as calculated on the basis of the latest annual audited consolidated financial statements according to US GAAP or IFRS;

“Initial Public Offering (IPO) of the Shares of Mechel-Mining OAO” means the Initial Public Offering of the shares of Mechel-Mining OAO on a major stock exchange (such exchange means the Moscow Exchange and/or the London Stock Exchange and/or Euronext and/or the Hong Kong Stock Exchange and/or another stock exchange as agreed upon with the Lender) in respect of not less than fifteen (15) per cent of the common shares of Mechel-Mining OAO.

“Sureties” means, concurrently, Surety 1, Surety 2, Surety 3, Surety 4 and Surety 5;

“Surety 1” means Bratsk Ferroalloy Plant OOO, PSRN 1033800845760, located at: P 01 11 01 00, Bratsk, Irkutsk Region, 665716;

“Surety 2” means Chelyabinsk Metallurgical Plant OAO, PSRN 1027402812777, located at: 14 2-nd Paveletskaya street, Chelyabinsk 454047;

“Surety 3” means Mecheltrans OOO, PSRN 1027739053374, located at: 9 Ostrovityanova street, building 4, Moscow, 117437;

“Surety 4” means Mechel Service OOO, PSRN 1057746840524, located at: 12/5 Kursovoy lane, building 5, Moscow, 103104;

“Surety 5” means Mechel Trading AG, CH-170.3.028.998-3, located at: Oberdorfstrasse 11, 6340 Baar, Switzerland ;

“Overdue Amount” means a payment obligation not performed by the Borrower within the time limits stipulated hereby, including under the circumstances specified in clause 12.4. hereof;

“Interest Income” means the economic indicator computed for the last 12 months on the basis of the relevant consolidated financial statements of the relevant group according to US GAAP or IFRS and equal to the aggregate amount of interest (whether received or not) accrued for the benefit of the relevant group for the period specified in this definition in respect of the cash and cash equivalents as determined in the financial statements of the relevant group according to US GAAP or IFRS;

“Direct Sale to a Strategic Investor” means a one-time direct sale to a strategic investor (or a group of investors) of not less than fifteen (15) per cent of the common shares of Mechel-Mining OAO or OJSHC Yakutugol or the company that is to be incorporated in the process of reorganization of OJSHC Yakutugol and hold the license and assets to conduct mining operations on the Elpinskoye deposit;

“Business Day” means a business day according to the Law on which the credit organizations of the Russian Federation are open for banking operations;

“Interest Expense” means the economic indicator computed for the last 12 months on the basis of the relevant consolidated financial statements of the relevant group according to US GAAP or IFRS and equal to the aggregate amount of interest and any other financial charges (whether paid or unpaid, payable or capitalizable) accrued by the relevant group for the period specified in this definition in respect of the Total Debt, as determined in the financial statements of the relevant group according to US GAAP or IFRS;

“Settlement Account” means the settlement account of the Borrower in the currency of the Russian Federation No. 40702810900160001038 held by it with the Bank and the other settlement accounts opened or to be opened by the Borrower with the Bank;

“Foreign Currency Settlement Account” means the Foreign Currency Settlement Account of the Borrower in US dollars No. 40702840200160001038 held by it with the Bank and the other settlement accounts of the Borrower in another freely convertible currency opened or to be opened by the Borrower with the Bank;

“RAS” means the Russian accounting principles;

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 2 to the Agreement, being an integral part of the Agreement;

“Additional Payment Obligation Amount 1” means an amount in rubles calculated by the Lender in accordance with Schedule No. 6 to the Agreement;

“Additional Payment Obligation Amount 2” means an amount in rubles calculated by the Lender in accordance with Schedule No. 7 to the Agreement;

“Tranche” means the aggregate of the Loans to be made available by the Lender to the Borrower under the Facility for a total amount not exceeding the Available Tranche upon the terms and conditions, as provided for hereby;

“Net Debt” means the economic indicator equal to the Total Debt less the cash and cash equivalents (free from any third party encumbrance) and calculated on the basis of the relevant consolidated financial statements according to US GAAP or IFRS;

“Net Interest Payment” means the economic indicator computed for the last 12 months on the basis of the relevant consolidated financial statements of the relevant group according to US GAAP or IFRS and equal to the Interest Expense for such period less the Interest Income for such period;

“Borrower Group EBITDA” means the consolidated net income of the Borrower according to US GAAP before taking into account:

(a) any charge or payment in respect of corporate income taxes;

(b) any interest, fees, discounts or any other charges imposed, received or payable in any manner by any company that is a member of the Borrower Group, in respect of any financial indebtedness;

(c) any items treated as exceptional or extraordinary items including without limitation any amounts in relation to:

•	foreign exchange gain or loss;

•	the revaluation of long-term assets or any gain or loss arising on the disposal of long-term assets by any company that is a member of the Borrower Group;

•	the revaluation of contingent liabilities by any of the companies included in the Borrower Group;

•	any income and costs arising in respect of the discontinued operations;

•	any income and costs arising as a result of the disposal of a part of or total interest of any of the companies included in the Borrower Group;

(d) any amount attributable to amortization or impairment of intangible assets including goodwill and depreciation of fixed assets;

(e) any amount of paid and/or accrued dividend of any of the companies included in the Borrower Group;

(f) any amount attributable to minority interests;

(g) any writing off or provisions for the loans from any of the companies included in the Borrower Group made available to any company within the Estar Group Companies or to the Excluded Company, and the accounts receivable of any of the companies within the Estar Group Companies or of the Excluded Company to any of the companies included in the Borrower Group;

as determined by reference to the consolidated financial statements of the Borrower and adjusted by way of:

•	including the net income before taking into account the data from paragraphs (a) through (g) above (as calculated in the same manner as EBITDA) in connection with any acquisition made in the reporting period before the acquisition;

•	excluding the net income before taking into account the data from paragraphs (a) through (g) above (as calculated in the same manner as EBITDA) in connection with any disposal made in the reporting period before the disposal.

If EBITDA of any reporting periods was adjusted taking into account any acquisition or disposal in accordance with the last paragraph in the EBITDA definition, the Borrower undertakes to provide the Lender with sufficiently detailed information relating to the calculation procedure and a confirmation of its accuracy from a person authorized to sign the loan documentation on behalf of the Borrower;

“Mechel-Mining OAO Group EBITDA” means the net income calculated on the basis of the consolidated statements of the Mechel-Mining OAO Group for the last 12 months preceding the latest reporting date, before taking into account:

(a) any charge or payment in respect of corporate income taxes;

(b) any interest, fees, discounts or any other charges imposed, received or payable in any manner by any company that is a member of the Mechel-Mining OAO Group, in respect of any financial indebtedness;

(c) any items treated as exceptional or extraordinary items including without limitation any amounts in relation to:

•	foreign exchange gain or loss;

•	the revaluation of long-term assets or any gain or loss arising on the disposal of long-term assets by any company that is a member of the Mechel-Mining OAO Group;

•	the revaluation of contingent liabilities by any of the companies included in the Mechel-Mining OAO Group;

•	any income and costs arising in respect of the discontinued operations;

•	any income and costs arising as a result of the disposal of a part of or total interest of any of the companies included in the Mechel-Mining OAO Group;

(d) any amount attributable to amortization or impairment of intangible assets including goodwill and depreciation of fixed assets;

(e) any amount of paid and/or accrued dividend of any of the companies included in the Mechel-Mining OAO Group;

(f) any amount attributable to minority interests;

as determined by reference to the consolidated financial statements of the Mechel-Mining OAO and adjusted by way of:

•	including the net income before taking into account the data from paragraphs (a) through (f) above (as calculated in the same manner as EBITDA) in connection with any acquisition made in the reporting period before the acquisition;

•	excluding the net income before taking into account the data from paragraphs (a) through (f) above (as calculated in the same manner as EBITDA) in connection with any disposal of a company of the Mechel-Mining OAO Group made in the reporting period before the disposal.

If EBITDA of any reporting periods was adjusted taking into account any acquisition or disposal in accordance with the last paragraph in the EBITDA definition, the Mechel-Mining OAO undertakes to provide the Lender with sufficiently detailed information relating to the calculation procedure and a confirmation of its accuracy from a person authorized to sign the loan documentation on behalf of the Mechel-Mining OAO Group;

“MosPrime Rate” means a reference rate at which ruble loans (deposits) are offered on the Moscow market (Moscow Prime Offered Rate) in terms of percentage rate per annum that is set by the NATIONAL FOREIGN EXCHANGE ASSOCIATION (NFEA) and published on the Reuters service special pages every business day at (or about at) 12:31 p.m. Moscow time;

“US GAAP” means the generally accepted accounting principles of the United States of America established in the opinions and resolutions of the Financial Accounting Standards Board (FASB) (as may be further amended) and in the opinions and resolutions of the Accounting Principles Board of the American Institution of Certified Public Accountants (AICPA).

2. SUBJECT MATTER

2.1. The Lender undertakes to open the Facility and provide the Borrower with the Loans at the amount and upon the terms and conditions specified in the Agreement, and the Borrower undertakes to repay the Loans, pay interest on of the Loans and perform other obligations stipulated hereby.

3. AMOUNT AND PURPOSE OF THE FACILITY

3.1. The Available Commitment under the Facility shall be equal to:

Forty Billion 00/100 (40,000,000,000.00) rubles.

The Loans under the Facility shall be made available in Tranches:

Tranche No.	Available Tranche
Tranche A	Thirteen Billion 00/100 (13,000,000,000,00) rubles
Tranche B	Fifteen Billion 00/100 (15,000,000,000,00) rubles
Tranche C	Twelve Billion 00/10 (12,0000,000,000,00) rubles

3.2. Purpose of the Facility:

3.2.1. For Tranche A:

•	to finance the ordinary business of the Borrower in order to replenish the working capital;

•	to finance the day-to-day operations and to finance the activities stipulated by the Charter of the Borrower in its ordinary course of business;

•	to cover the cash gaps in the cash flows;

•	to acquire, repair and refurbish the fixed assets;

•	to acquire immovable property in order to conduct production/trade operations;

•	to build (to renovate) immovable property in order to conduct production/trade operations;

•	the Borrower to perform its obligations to repay the cash funds raised from third parties (including the obligations of the Borrower to other credit organizations);

•	the Borrower to make loans available to third parties (provided that the loans may not be made available to any third parties for the purposes of repayment by such third parties and/or other borrowers of their indebtedness to the Bank and/or other credit organizations);

•	to replenish the bank accounts held with other credit organizations;

•	to provide finds to repay the notes of the Borrower (provided that the Borrower has a rating not lower than “CCC” according to Standard&Poor’s or a rating not lower than the same according to Fitch Ratings and Moody’s);

•	to acquire and repay the issuable debt securities of the Borrower, including the principal repayment and the payment of coupon yield (provided that the Borrower has a rating not lower than “CCC” according to Standard&Poor’s or a rating not lower than the same according to Fitch Ratings and Moody’s and further provided that the Lender assesses the financial position of the Borrower as “good” as required by the Regulations of the Bank of Russia dated 20.03.2006 No. 283-P “On the Procedure for Establishing by Credit Organizations of Provisions for Potential Losses” and dated 26.03.2004 No. 254-P “On the Procedure for Establishing by Credit Organizations of Provisions for Potential Losses in Respect of Loans, and Loan and Equivalent Indebtedness”).

3.2.2 For Tranche B:

•	to redeem (or otherwise to repay as agreed upon by the Parties) the bonds of the Borrower as part of the issuances ISIN RU000A0JS6E7, RU000A0JS6H0, RU000A0JS6G2, RU000A0JS6F4, RU000A0JS6J6. Provided that no funds may be allocated to pay the coupon yield on such bonds.

3.2.3 For Tranche C:

•	to finance the ordinary business of the Borrower in order to replenish the working capital;

•	to finance the day-to-day operations and to finance the activities stipulated by the Charter of the Borrower in its ordinary course of business;

•	to acquire, repair and refurbish the fixed assets;

•	to acquire immovable property in order to conduct production/trade operations;

•	to build (to renovate) immovable property in order to conduct production/trade operations;

•	the Borrower to perform its obligations to repay the cash funds raised from third parties (including the obligations of the Borrower to other credit organizations), including the performance of the Borrower obligations to pay the principal debt under Loan Agreement No. 38-177/15/69-13-KP dated 12 March 2013 and entered into by and between by the Borrower and Joint Stock Bank The Bank of Moscow;

•	the Borrower to make loans available to third parties (provided that the loans may not be made available to any third parties for the purposes of repayment by such third parties and/or other borrowers of their indebtedness to the Bank and/or other credit organizations);

•	to provide finds to repay the notes of the Borrower (provided that the Borrower has a rating not lower than “CCC” according to Standard&Poor’s or a rating not lower than the same according to Fitch Ratings and Moody’s);

•	to acquire and repay the issuable debt securities of the Borrower, including the principal repayment, including to redeem (or otherwise to repay as agreed upon by the Parties) the bonds of the Borrower as part of the issuances RU000A0JS3R6, RU000A0JQT65, RU000A0JQV20, RU000A0GUBF6 and RU000A0JQFQ6 (provided that the Borrower has a rating not lower than “CCC” according to Standard&Poor’s or a rating not lower than the same according to Fitch Ratings and Moody’s and further provided that the Lender assesses the financial position of the Borrower as “good” as required by the Regulations of the Bank of Russia dated 20.03.2006 No. 283-P “On the Procedure for Establishing by Credit Organizations of Provisions for Potential Losses” and dated 26.03.2004 No. 254-P “On the Procedure for Establishing by Credit Organizations of Provisions for Potential Losses in Respect of Loans, and Loan and Equivalent Indebtedness”). Provided that no funds may be allocated to pay the coupon yield on such bonds.

Additionally, the first utilization of the loan funds under Tranche C may only be made for the purposes of performance of the Borrower obligations to pay the principal debt under Loan Agreement No. 38-177/15/69-13-KP dated 12 March 2013 and entered into by and between by the Borrower and Joint Stock Bank The Bank of Moscow in full.

Furthermore, for Tranche B and C, the loan funds may be allocated to replenish the bank accounts held with the Lender, and the funds may be placed on deposits with the Bank for further utilization for the purposes specified in clause 3.2.2. and 3.2.3. hereof.

The Facility under Tranche B and C may not be used for the following purposes (whether directly, indirectly or through any third parties):

•	the Borrower to perform the obligations of other borrowers to the Bank;

•	the Borrower to perform the obligations of other borrowers to other credit organizations;

•	the Borrower to perform its obligations under loan agreements entered into with the Bank;

•	the Borrower to make available loans to third parties for the purposes of repayment by such third parties and/or other borrowers of their indebtedness to the Bank and/or other credit organizations;

•	the Borrower to acquire and/or repay the notes (except for the notes issued by JSC VTB Bank, the Bank of Russia, the Finance Ministry of Russia or other parties, the pledge of whose securities may be agreed upon by the Lender, and except for the repayment of the Borrower notes, provided that the Borrower has a rating not lower than “CCC” according to Standard&Poor’s or a rating not lower than the same according to Fitch Ratings and Moody’s);

•	to acquire and/or repay the issuable securities (except for the securities issued by JSC VTB Bank, the Bank of Russia, the Finance Ministry of Russia or other parties the pledge of whose securities may be agreed upon by the Lender, and except for the repayment of the Borrower bonds as part of the issuances ISIN RU000A0JS6E7, RU000A0JS6H0, RU000A0JS6G2, RU000A0JS6F4, RU000A0JS6J6, RU000A0JS3R6, RU000A0JQT65, RU000A0JQV20, RU000A0GUBF6 and RU000A0JQFQ6 and other issuable securities of the Borrower, provided that the Borrower has a rating not lower than “CCC” according to Standard&Poor’s or a rating not lower than the same according to Fitch Ratings and Moody’s and further provided that the Lender assesses the financial position of the Borrower as “good” as required by the Regulations of the Bank of Russia dated 20.03.2006 No. 283-P “On the Procedure for Establishing by Credit Organizations of Provisions for Potential Losses” and dated 26.03.2004 No. 254-P “On the Procedure for Establishing by Credit Organizations of Provisions for Potential Losses in Respect of Loans, and Loan and Equivalent Indebtedness”);

•	to acquire from the Bank the property received by the Bank as compensation in lieu of the Borrower’s performance of obligations under the Loans made available earlier;

•	to invest in the charter capitals of other legal entities (including the purchase of shares at the secondary market);

•	to replenish the bank accounts held with other credit organizations (except for the replenishment of the bank accounts held with the Lender for further utilization for the purposes specified in clause 3.2.2. and 3.2.3. hereof);

•	to refinance the historic costs of the Borrower;

•	to place the funds on deposits with the Bank/other banks (except for the funds placement on deposits with the Bank for further utilization for the purposes specified in clause 3.2.2. and 3.2.3. hereof).

The Facility may not be used by the Borrower for the purposes other than specified in the Agreement. No interest, commissions or fees of the Bank and the Borrower expenses hereunder may be paid for account of the Loan.

4. CONDITIONS PRECEDENT

4.1 The Lender commitment to provide the Loans shall arise following the fulfilment by the Borrower, during the Availability Period, of/compliance with the conditions listed below, and unless the circumstances occur as specified in clause 12.4. hereof.

4.1.1 The Borrower shall provide the Lender with the originals or notarized copies of the following documents in the form and substance consistent with the Law:

a) signature cards of authorized persons and impression of the Borrower seal;

b) powers of attorney for the persons that shall sign the Loan Utilization Request (such requirement shall not apply to the persons so empowered in accordance with the Charter of the Borrower).

4.1.2 The Borrower shall pay the fee stipulated in clause 6.9. hereof (only applicable to Tranche C).

4.1.3 The Borrower shall provide the Lender with payment instructions stating the purpose of the payment, in the form and substance acceptable to the Lender, and confirming the use by the Borrower of the Loan for the purposes defined hereby. It shall not be required to provide any other documents evidencing that the Borrower utilizes the Loan for the purposes defined hereby. In addition, if the loan funds are allocated to replenish the bank accounts held with the Lender and to place the funds on deposits with the Bank for further utilization for the purposes specified in clause 3.2.2. and 3.2.3. hereof, as a condition precedent, the Borrower shall provide the Lender with the payment instructions to credit the funds for replenishment of the bank accounts and/or to place the funds on deposits with the Bank.

4.1.4 The agreements to secure the performance of obligations hereunder as specified in paragraphs a) through d) of clause 10.1 hereof shall enter into force.

4.2 The Lender shall be entitled to waive unilaterally at its own discretion any conditions precedent specified in clause 4.1. hereof.

4.3. If, prior to the expiry date of the Availability Period, the Borrower fails to comply with the conditions precedent, the Lender’ commitment to provide a Loan shall terminate upon expiry of the Availability Period.

5. PROCEDURE FOR PROVISION OF LOANS

5.1. The Availability Period shall run: from the effective date hereof through the date falling ninety (90) calendar days from the Extension Date or another date at which the Availability Period is early terminated upon application of the Borrower.

In addition, the Loans shall be made available in Tranches in accordance with the schedule below:

Tranche No.	Procedure and Dates for Provision of Tranche
Tranche A	From the effective date hereof through the date preceding the Extension Date
Tranche B	One time, during fourteen (14) calendar days from the Extension Date
Tranche C	Ninety (90) calendar days from the Extension Date (the “Tranche C Issuance Period”), Under Tranche C, several Loans may be issued.

Upon expiration of the Availability Period, the right of the Borrower to obtain a Loan and the commitment of the Lender to provide the same in accordance with the Agreement shall terminate.

5.2 The Loans shall be made available to the Borrower prior to the expiration of the Availability Period following the fulfilment of the conditions precedent as provided for in section 4 hereof on the basis of the Loan Utilization Request of the Borrower prepared in the form according to Schedule No. 1 to this Agreement within the Available Commitment pursuant to clause 3.1 hereof.

5.3 The Loan Utilization Request may be delivered by the Borrower to the Lender to be complied with before 13:00 p.m. Moscow time on the last Business Day of the Availability Period.

5.4 The Loan shall be made available by the Lender within two (2) Business Days following the delivery of the Loan Utilization Request, provided that such Loan Utilization Request is consistent with the requirements hereof. The Lender shall have the right to provide the Loan on the Extension Date. If the

Loan Utilization Request and the documents attached to the same fail to comply with the terms and conditions hereof as to the form and substance, the Lender shall return the Loan Utilization Request together with the attached documents to the Borrower stating the reasons for the waiver of its fulfilment. No amendments may be made to a Loan Utilization Request and the documents attached to the same.

5.5 The Loan shall be issued on the basis of the Loan Utilization Request by way of crediting the Loan on the Settlement Account. The date/day of the Loan delivery shall be deemed to be the date/day on which the Loan amount is credited on the Settlement Account.

5.6 The Borrower may not decline to receive the Loan from the time the Loan Utilization Request is delivered to the Lender.

6. INTEREST, FEES

6.1.	The interest on the Facility shall accrue from the Extension Date at the Base Rate increased by four point ninety five (4.95) per cent per annum.

6.1.1	The interest on the Facility shall accrue at the Base Rate increased by three point sixty five (3.65) per cent per annum, if the Net Debt/EBITDA financial indicator of the Borrower Group (for the last twelve (12) months) as at the testing date is less than 3.50.

6.1.2	The interest on the Facility shall accrue at the Base Rate increased by two point sixty five (2.65) per cent per annum, if the Net Debt/EBITDA financial indicator of the Borrower Group (for the last twelve (12) months) as at the testing date is less than 2.50.

Moreover, the interest rate as revised in accordance with clauses 6.1.1. and 6.1.2 hereof by reference to the Net Debt/EBITDA ratio testing shall apply from the interest period starting on or after the date of delivery of the Borrower’s consolidated financial statements according to US GAAP or IFRS plus five (5) Business Days.

6.1.3	During the term hereof, provided that no event stipulated In Schedule No. 4 to the Agreement has occurred, the Lender shall have the right to fix the Base Rate value through the term hereof at the level of the MosPrime Rate value for three (3) months effective on the Extension Date, by giving not less than five (5) Business Days written notice prior to the next interest period to the Borrower. And the MosPrime Rate value for three (3) months on the Extension Date at the level of which the Base Rate value shall be fixed through the term hereof may be below the Base Rate effective on the date the Lender exercises such right to fix the Base Rate value.

The Lender’s right to fix the Base Rate value through the term hereof as stipulated in this clause 6.1.3 shall automatically terminate, if any event occurs as specified in Schedule No. 4 to the Agreement, in the manner provided for In Schedule No. 4 to the Agreement.

6.1.4	The Base Rate under the Facility shall be determined by the Bank on the Extension Date of the Facility on the basis of the MosPrime Rate for three (3) months as published by the Reuters service one (1) Business Day prior to the Facility Extension Date and subsequently shall be revised and fixed by the Bank unilaterally for the next period, every three (3) months starting from the Facility Extension Date. Andm in order to determine the Base Rate for the next period, the MosPrime Rate for three (3) months shall apply as published by the Reuters service one (1) Business Day prior to the date the rate is revised. No revision of the Base Rate shall be effected following the Lender’s exercise of the right to fix the MosPrime Rate for three (3) months pursuant to clause 6.1.3 hereof.

The date of the first revision of the floating interest rate shall fall on the date of the first repayment of interest falling after the Extension Date.

6.2	If the Borrower fails to perform the obligation to maintain the credit turnovers as specified in paragraph 23) of clause 9.1. hereof, the Lender shall have the right to apply a surcharge to the effective interest rate at the amount of one (1) per cent per annum on the Loan/Loans issued in accordance with the terms and conditions of the Agreement.

The interest rate as changed in accordance with this clause of the Agreement shall be in effect from the first (1) day of the first month in the quarter following the quarter in which the fact has been established evidencing that the credit turnovers are maintained at the amount less than the defined value and through the first (1) day of the first month in the quarter following the quarter in which the fact has been established evidencing that the credit turnovers are maintained at the amount equal to or higher than the defined value. Starting from the first (1) day of the first month in the quarter following the quarter in which the fact has been established evidencing that the credit turnovers are maintained at the amount not less than the defined value, the interest rate decreased by the value specified in the first paragraph of this clause hereof shall apply.

The interest rate shall be deemed to have been changed without an amendment agreement being entered into. And the Lender shall deliver the Borrower a written notice (prepared in any form) concerning the interest rate increase by hand or by registered mail with a list of enclosures and acknowledgment of receipt in the manner provided for in section 16 hereof. No failure by the Borrower to receive such notice shall operate to release the Borrower from the obligation to independently calculate the interest rate and pay interest in accordance with this clause of the Agreement.

6.3	The interest shall accrue on the Principal Debt starting from the date following the date the first issuance of the Loan under the Facility is made through the date the actual final repayment of the Loans under the Facility is effected.

A portion of the interest to be accrued from the Extension Date at the Base Rate as increased by four point ninety five (4.95) per cent per annum shall be capitalized (shall be added to the Principal Debt) at the amount of one (1) per cent per annum of the Principal Debt for the relevant period, on the interest payment dates specified in clause 6.4 hereof.

If the interest rate is changed pursuant to clause 6.1.1 of the Agreement, a portion of the interest shall be capitalized (shall be added to the Principal Debt) at the amount of zero point five (0.5) per cent per annum of the Principal Debt for the relevant period on the interest payment dates specified in clause 6.4 hereof.

6.4	The Borrower undertakes to pay the interest, not subject to capitalization in accordance with clause 6.3 hereof, from the Extension Date on the twentieth (20th) day of each third month starting from the Extension Date, and on the date the Facility is finally repaid as specified in clause 7.1. hereof, or, if the Loan is prepaid/early returned, on the date of such prepayment. To the extent an Overdue Amount arises in respect of the Principal Debt, the final interest payment shall be made on the date of the final actual repayment/return of the Loans.

The interest amount accrued for the period from the date of the latest interest payment hereunder preceding the Extension Date through the Extension Date (inclusive) shall be paid on the Extension Date.

6.5	The amounts of interest payable by the Borrower hereunder shall be calculated according to the formula of simple interest continuously on a cumulative total for the actual number of days of the Loan utilization, provided that a year shall be deemed to be equal to 365 or 366 days on the basis of the actual number of calendar days in a year.

6.6	Irrespective of the interest payment for the use of the Tranche C Loans, the Borrower shall pay the Lender the Commitment Fee at the rate of zero point twenty five (0.25) per cent per annum to be accrued on the unutilized amount of the Available Tranche C starting from the Extension Date through the expiry date of the Tranche C Issuance Period or through the date of actual issuance of Tranche C in full or through the date the Borrower notifies the Lender in writing of early termination of the Availability Period, whichever occurs earlier.

6.7	The Commitment Fee specified in clause 6.6 hereof shall be computed according to the formula of simple interest continuously on a cumulative total for the actual number of days of the Loans unavailability, provided that a year shall be deemed to be equal to 365 or 366 days on the basis of the actual number of calendar days in a year.

6.8	The Borrower undertakes to pay the Commitment Fee as specified in clause 6.6 hereof on the twentieth (20th) day of each third month starting from the Extension Date, as well as on the expiry date of the Availability Period.

6.9

No later than the Extension Date, the Borrower shall pay the Lender a fee for issuing the Loans at the amount of twenty six million (26,000,000.00) rubles. If Tranche C is utilized, the Borrower shall,

irrespective of the interest payment for the use of the Loans, pay the Lender an additional fee for issuing the Loans at the rate of one (1) per cent of the amount of actual utilization under Tranche C, and such additional fee for issuing the Loans shall not exceed one hundred twenty million (120,000,000.00) rubles. And the Borrower shall pay such additional fee for issuing the Loans at the rate of one (1) per cent of the amount to be utilized, prior to the delivery of every such Tranche C Loan.

6.10	If the Loan/Loans (a part of the Loan) is/are prepaid/early returned:

a) in the manner provided for in paragraph a) of clause 7.2. hereof, the Borrower shall pay the Lender a Prepayment Fee (except otherwise expressly provided for in the Agreement) at the amount specified in the relevant amendment agreement to be entered into in respect of this Agreement.

The Fee shall be paid in the Loan Currency as a lump sum on the date the Loan/Loans (a part of the Loan) is/are prepaid/early returned.

b) in the manner provided for in paragraph b) of clause 7.2. hereof, the Borrower shall pay the Prepayment Fee at the following rate:

•	in the event that the Lender fails to exercise the right to fix the Base Rate pursuant to clause 6.1.3. hereof, the Borrower shall pay the Lender the Prepayment Fee to be accrued on the prepayment amount for the period from the prepayment date through the nearest date of the next revision of the Loan interest rate (inclusive)/the expiry date of the Facility term (if the Loan interest rate shall not be revised) (inclusive), at the rate to be determined as a difference between the MosPrime Rate for three (3) months published one Business Day prior to the preceding date the Loan rate is revised and the MosPrime Rate published one Business Day prior to prepayment date, for the period closest to the term remaining through the nearest date of the next revision of the Loan interest rate (inclusive)/the expiry date of the Facility term (if the Loan interest rate shall not be further revised) (inclusive). If there is a negative difference between the said rates, the prepayment fee shall be equal to zero. The fee shall be paid as a lump sum on the prepayment/early return date of the Loan/a part of the Loan.

•	in the event that the Lender fails to exercise the right to fix the Base Rate pursuant to clause 6.1.3. hereof, the Borrower shall pay the Lender the Prepayment Fee to be accrued on the prepayment amount for the period from the prepayment date through the nearest date the next revision of the Loan interest rate would have been made (if the Lender would have failed to exercise such right) (inclusive)/the expiry date of the Facility term (if less than 3 months remain to the end of the Loan term) (inclusive), at the rate to be determined as a difference between the MosPrime Rate for three (3) months published one Business Day prior to the preceding date the Loan rate was/would be revised and the MosPrime Rate published one Business Day prior to the prepayment date, for the period closest to the period remaining through the nearest date the next revision of the Loan interest rate would be made (inclusive)/the expiry date of the Facility term (if the Loan interest rate would not be further revised) (inclusive). If there is a negative difference between the said rates, the prepayment fee shall be equal to zero. The fee shall be paid as a lump sum on the prepayment/early return date of the Loan/a part of the Loan.

c) in the manner provided for in paragraph b) of clause 7.2. hereof, the Prepayment Fee shall be payable.

7. LOAN REPAYMENT/RETURN

7.1. The Borrower shall repay/return the Loans in installments to be calculated on the basis of the outstanding amount in respect of the Principal Debt arisen on the date preceding such repayment date (taking into account the capitalized interest) on the twentieth (20th) day of each third month starting from the fifteenth (15th) month from the Extension Date in accordance with the following schedule:

Repayment Date:	US Dollar Amount in Respect of the Principal Debt as on the Date Preceding Such Repayment Date:
Day 20 of the fifteenth (15th) month from the Extension Date	One-sixteenth (1/16)
Day 20 of the eighteenth (18th) month from the Extension Date	One-fifteenth (1/15)
Day 20 of the twenty first (21st) month from the Extension Date	One-fourteenth (1/14)
Day 20 of the twenty fourth (24th) month from the Extension Date	One-thirteenth (1/13)
Day 20 of the twenty seventh (27th) month from the Extension Date	One-twelfth (1/12)
Day 20 of the thirtieth (30th) month from the Extension Date	One-eleventh (1/11)
Day 20 of the thirty third (33rd) month from the Extension Date	One-tenth (1/10)
Day 20 of the thirty sixth (36th) month from the Extension Date	One-ninth (1/9)
Day 20 of the thirty ninth (39th) month from the Extension Date	One-eighth (1/8)
Day 20 of the forty second (42nd) month from the Extension Date	One-seventh (1/7)
Day 20 of the forty fifth (45th) month from the Extension Date	One-sixth (1/6)
Day 20 of the forty eighth (48th) month from the Extension Date	One-fifth (1/5)
Day 20 of the fifty first (51st) month from the Extension Date	One-fourth (1/4)
Day 20 of the fifty fourth (54th) month from the Extension Date	One-third (1/3)
Day 20 of the fifty seventh (57th) month from the Extension Date	One-half (1/2)

and shall repay the outstanding amount of the Principal Debt on the final repayment date in respect of the indebtedness hereunder falling sixty (60) months from the Extension Date.

7.2. The Borrower shall be entitled to repay the Loan/Loans (a part of the Loan) in full or in part:

a) within twelve (12) months from the Extension Date only as agreed upon with by the Lender (except otherwise expressly provided for in the Agreement) and provided that a relevant amendment agreement is entered into with respect to the Agreement and includes the prepayment terms and conditions (the prepayment amount and date and the amount of prepayment fee). And the Borrower shall deliver to the Lender a prepayment request in writing at least seven (7) Business Days prior to the date of proposed prepayment/early return of the Loan (a part of the Loan). The prepayment request shall state: details of this Agreement (number and date of execution), authorized persons of the Borrower to sign the amendment agreement for prepayment (with the attached documents evidencing their authority to sign the amendment agreement), and the amount and date of proposed prepayment. The Lender shall notify the Borrower in writing of its decision (its agreement to or its denial of the prepayment) within six (6) Business Days from the date the Borrower request is received. If there is an agreement to prepay, the Lender shall notify the Borrower of the terms and conditions of prepayment to be included in the relevant amendment agreement. If at the time of prepayment, the Borrower has indebtedness in respect of some issued Loans hereunder, and the prepayment request fails to state which indebtedness with respect to the Loans shall be repaid, the Bank shall be entitled to apply the funds towards the repayment of the latest of the Loans received.

b) upon expiry of twelve (12) months from the Extension Date, on the date other than date the next revision of the interest rate shall be made, by written notice of the same to the Bank at least five (5) Business Days prior to the date of proposed prepayment/early return of the Loan (a part of the Loan). The notice from the Borrower shall state: details of the Agreement (number and date of execution), and the amount and date of proposed prepayment. The Lender shall send a letter to the Borrower stating the indebtedness amount and the prepayment date of the Loan (a part of the Loan), and payment details of the Bank. If at the time of prepayment, the Borrower has an indebtedness in respect of some issued Loans hereunder, and the prepayment request of the Borrower/the notice form the Borrower fails to state which indebtedness with respect to the Loans shall be repaid, the Bank shall be entitled to apply the funds towards the repayment of the latest of the Loans received.

c) upon expiry of twelve (12) months from the Extension Date, on the date the next revision of interest rate shall be made in respect of such Loan as determined on the basis of the MosPrime Rate for three (3) months pursuant to clause 6.1. hereof, by written notice of the same to the Bank at least five (5) Business Days prior to the date of proposed prepayment stating the amount and date of the proposed prepayment and the number and date of the Loan Utilization Request pursuant to which the Loan to be repaid was received.

7.2.1. The minimum amount of prepayment shall be five hundred million (500,000,000.00) rubles.

8. PAYMENT MECHANICS

8.1 All payments hereunder shall be made by the Borrower in the currency of the Russian Federation in non-cash form pursuant to the rules, forms and standards set out by the Central Bank of the Russian Federation.

8.2 The repayment/return of the Loan and the payment of accrued interest and other amounts due and payable to the Lender hereunder shall be made by way of the Lender’s debiting the cash from the Settlement Account and/or the Foreign Currency Settlement Account on the basis of preacceptance pursuant to clause 12.1. hereof.

8.3 If there is no sufficient cash or there is no cash on the Borrower’s accounts with the Bank to satisfy all claims asserted in respect of the same, including the Lender’s claims, or if it is otherwise impossible to debit the cash from the Borrower’s accounts with the Bank, the Borrower shall perform the payment obligations hereunder by wire transfer of the funds from its accounts with other credit organizations, converting, if necessary, the cash into the Facility currency, to the Bank’s correspondent account specified in section 17 hereof pursuant to the payment instructions.

8.4 All payments to repay the Principal Debt/to pay interest/fees/default interest (fines/penalties) hereunder, if there is no sufficient cash or there is no cash on the Settlement Account and the Foreign Currency Settlement Account, or if it is otherwise impossible to debit the cash from the Borrower’s accounts with the Bank, shall be made by the Borrower for the benefit of the Lender, being mandatorily stated in the payment instructions the following details: “Ref. 422180 Facility Agreement No. 2640, repayment of principal debt/payment of interest/fees/default interest (fines/penalties), repayment deadline/date”, and being complied with the priority of cash claims in accordance with the Agreement.

8.5 The Lender’s cash claims hereunder shall be satisfied in the following priority order (including irrespective of the purpose of payment as stated by the Borrower in a payment instruction):

1)	overdue interest on the Facility;

2)	Overdue Amount in respect of the Principal Debt;

3)	documented expenses of the Lender hereunder;

4)	interest on the Facility;

5)	Principal Debt;

6)	overdue fees;

7)	fees under the Facility;

8)	default interest accrued in respect of the overdue interest on the Loan/Loans;

9)	default interest accrued in respect of the overdue fee;

10)	default interest accrued on the overdue indebtedness in respect of the Principal Debt.

8.6 The date/day the Borrower’s payment obligations hereunder are performed shall be deemed to be, subject to the method for performing the Borrower’s obligations hereunder, the date/day the cash is debited from the Borrower’s account with the Bank or the date/day the same is credited on the Bank’s correspondent account specified in section 17 hereof, when the cash is transferred from the Borrower’s accounts held with other credit organizations.

8.7 If the last day in the period for performing a Party’s obligation hereunder does not fall on a Business Day, the day of termination of the period for performing such obligation shall be deemed to be the next following Business Day, being the payments due and payable to the Lender recalculated accordingly.

8.8 Upon written request by the Borrower, the Lender shall deliver statements of accounts recording the issued Loans. Such statements shall be made available to the persons specified in the signature card of authorized persons and impression of the Borrower seal or authorized by the Borrower pursuant to a relevant power of attorney to receive the statements of such account/s.

9. OBLIGATIONS OF THE BORROWER

9.1. The Borrower shall:

1)	use the Loans received only according to the intended purpose pursuant to the Agreement;

2)	provided that the Lender gives the Borrower not less than five (5) Business Days prior written notice, enable the Lender to monitor the intended utilization of the Loans, including any unhindered examination by the Lender of accounting records, contractual (provided that the confidentiality undertaking stipulated by such contracts is complied with) and other documents of the Borrower relating to the Loans obtainment and utilization;

3)	repay/return the Loans in full on the dates set out hereby, including prior to the scheduled maturity date upon the Lender’s relevant written notice, if the circumstances referred to in clause 12.4. hereof occur, within the time limits fixed in clause 12.5. hereof;

4)	pay for the benefit of the Lender in good time and in full the interest, fees and default interest hereunder and the documented expenses of the Lender incurred thereby under the circumstances referred to in clause 12.4. hereof and the expenses relating to the outside legal counsel services (at the amount not higher than twenty five thousand (25,000.00) US dollars or its equivalent in any other currency at the rate applicable on the date of payment of the relevant expenses, unless otherwise agreed upon in writing by the Borrower) to be engaged by the Lender in connection with the execution hereof, and supporting documentation as specified in clause 10.1. hereof;

5)	where any bank account agreements are entered into, provide the Lender with a consent/acceptance to debit the cash due and payable to it hereunder from the accounts to be opened for it during the term hereof with the Bank pursuant to any relevant agreements;

6)	give the Lender a prior written notice of any disposal of property owned by the Borrower beneficially/on the basis of economic control rights and the value of which is in excess of ten (10) per cent of the book value of the Borrower’s assets as calculated on the basis of the latest available annual consolidated audited financial statements of the Borrower according to US GAAP or IFRS;

7)	not disclose the contents of this Agreement and any information relating to its performance to any third parties, except otherwise expressly provided for by the Law or other applicable laws (the Borrower’s obligation to protect the confidential information hereby imposed on the Borrower shall not apply to any publicly available information and any information that may become known by any third parties through no action or fault on its behalf) and to the extent that such disclosure shall be made to any affiliates, professional advisors of the Borrower, auditors, financial institutions and rating agencies, provided that to the extent of such disclosure, the persons for the benefit of which the information has been disclosed shall have confidentiality undertakings as specified in this clause of the Agreement, including a relevant confidentiality agreement being entered into with the Borrower;

8)	comply/ensure that any company of the Borrower Group comply with the following financial ratios pursuant to the consolidated audited annual financial statements of the Borrower according to US GAAP or IFRS and the reviewed by auditors semi-annual consolidated financial statements of the Borrower according to US GAAP or IFRS for the first half-year period:

Net Debt / Borrower Group EBITDA (for the last twelve (12) months)	– – – – – – – – – –

as of 31.12.2012: shall not be tested;

as of 30.06.2013: not higher than 7.50;

as of 31.12.2013: not higher than 7.50;

as of 30.06.2014: not higher than 6.00;

as of 31.12.2014: not higher than 5.50;

as of 30.06.2015: not higher than 4.75;

as of 31.12.2015: not higher than 4.50;

as of 30.06.2016: not higher than 4.00;

as of 31.12.2016: not higher than 4.00;

as of 30.06.2017 and further on: not higher than 3.50.

To the extent that the Net Debt/Borrower Group EBITDA ratio on the date closest to the relevant period as specified above is equal to or less than 3.00, then the Borrower shall ensure that, at any time following such date, such value subsequently be maintained at the level of not more than 3.00.
Borrower Group EBITDA / Net Interest Payment (for the last twelve (12) months)	– – – – –	as of 31.12.2012: shall not be tested; as of 30.06.2013: not less than 1.50; as of 31.12.2013: not less than 1.50; as of 30.06.2014: not less than 2.00; as of 31.12.2014: not less than 2.00;

	– – – –	as of 30.06.2015: not less than 2.50; as of 31.12.2015: not less than 3.00; as of 30.06.2016: not less than 3.00; as of 31.12.2016 and further on: not less than 3.50.
Net Debt	not more than eleven billion (11,000,000,000.00) US dollars
a percentage of the Obligors’ revenue in the consolidated revenue of the Borrower Group, except for the intra-group sales between by the Borrower Group companies	not less than 25.00%
a percentage of the Obligors’ EBITDA in the consolidated EBITDA of the Borrower Group, except for the EBITDA realized using the intra-group sales between by the Borrower Group companies	not less than 15.00%
a percentage of the Obligors’ fixed assets in the consolidated indicator of the Borrower Group’s fixed assets	not less than 20.00%

In addition, the revenue and EBITDA ratio shall be calculated on the basis of the preceding twelve (12) months.

9)	within the time limits specified in paragraph 13) of clause 9.1. hereof, inform the Lender that the financial indicators specified in paragraph 8) of clause 9.1. of the Agreement are complied with, providing the Bank with a Compliance Certificate.

Provided that

•	the Compliance Certificate to be delivered on the date of presentation of the annual audited consolidated financial statements of the Borrower according to US GAAP or IFRS shall be certified by the Borrower’s auditors and state the financial indicators values as of each date of testing;

•	the Compliance Certificate to be delivered on the date of presentation of the semi-annual consolidated financial statements of the Borrower according to US GAAP or IFRS shall be certified by an authorized person of the Borrower and state the financial indicators values as of each date of testing;

10)	ensure that the companies of the Mechel-Mining OAO Group comply with the following financial indicators the testing of which shall be made on the basis of the consolidated audited annual financial statements of Mechel-Mining OAO according to US GAAP or IFRS and the reviewed by auditors semi-annual consolidated financial statements of Mechel-Mining OAO according to US GAAP or IFRS as of the most recent reporting date (a half-year period and a year):

Net Debt / EBITDA for the Mechel-Mining OAO Group (for the last twelve (12) months)	– – – –	as of 31.12.2012: shall not be tested; as of 30.06.2013: not more than 4.25; as of 31.12.2013: not more than 3.50; as of 30.06.2014 and further on: not more than 3.00.
EBITDA for the Mechel-Mining OAO Group (for the last twelve (12) months) / Net Interest Payment (for the last twelve (12) months)	– – –	as of 31.12.2012: shall not be tested; as of 30.06.2013: not less than 3.50; as of 31.12.2013 and further on: not less than 4.00.

11)	within the time limits specified in paragraph 14) of clause 9.1. hereof. inform the Lender the financial indicators specified in paragraph 10) of clause 9.1. of the Agreement are complied with, providing the Bank with a Compliance Certificate.

Provided that,

•	the Compliance Certificate to be delivered on the date of presentation of the annual audited consolidated financial statements of Mechel-Mining OAO according to US GAAP or IFRS shall be certified by the auditors of Mechel-Mining OAO and state the financial indicators values as of each date of testing;

•	the Compliance Certificate to be delivered on the date of presentation of the semi-annual consolidated financial statements of Mechel-Mining OAO according to US GAAP or IFRS shall be certified by an authorized person of Mechel-Mining OAO and state the financial indicators values as of each date of testing;

12)	if the constituent documents of the Obligors and/or Mechel-Mining OAO (PSRN 1085406013846) and/or Southern Kuzbass Coal Company OAO (PSRN 1024201388661) and/or OJSHC Yakutugol (PSRN 1021401009057) are amended, provide the Lender with notarized copies of the relevant documents and a statement from the Uniform State Register of Legal Entities containing an entry of state registration of the said amendments, within thirty (30) calendar days from the date of state registration of such amendments;

13)	provide the Lender with the consolidated financial statements of the Borrower according to US GAAP or IFRS:

•	within one hundred eighty (180) calendar days from the reporting period expiry date, the annual consolidated audited financial statements according to US GAAP or IFRS;

•	within one hundred ten (110) calendar days from the reporting period expiry date, the semi-annual consolidated non-audited reviewed financial statements according to US GAAP or IFRS;

14)	provide the Lender with the consolidated financial statements of Mechel-Mining OAO according to US GAAP or IFRS:

•	within one hundred eighty (180) calendar days from the reporting period expiry date, the annual consolidated audited financial statements according to US GAAP or IFRS;

•	within one hundred thirty five (135) calendar days from the reporting period expiry date, the semi-annual Consolidated non-audited reviewed financial statements according to US GAAP or IFRS;

15)	ensure that the Lender is provided with:

1.	not later than the date the Lender is provided with the annual accounting statements for the last reporting year in accordance with clauses 9.3. through 9.4. hereof annually, the certificates of the Obligors, Mechel-Mining OAO, Southern Kuzbass Coal Company OAO and OJSHC Yakutugol from the Federal Tax Service of Russia or the reconciliation acts (if there is an indebtedness) signed by the Federal Tax Service of Russia, and the certificates from the Pension fund of the Russian Federation, the Social Insurance Fund of the Russian Federation evidencing any absence/existence of deficiency or indebtedness as to penalties and fines with respect to the Federal Budget, the budgets of the constituent entities of the Russian Federation, the local budgets and the state extra-budgetary funds. The said certificates shall be issued on and as of the date not earlier than 01 January of the then current year;

2.	not later than the date the Lender is provided with interim/quarterly accounting statements in accordance with clauses 9.3. through 9.4. hereof, the letters from the Obligors, Mechel-Mining OAO, Southern Kuzbass Coal Company OAO and OJSHC Yakutugol signed by authorized persons and sealed as of 01 April, 01 July and 01 October of the then current year evidencing that the Obligors, Mechel-Mining OAO, Southern Kuzbass Coal Company OAO and OJSHC Yakutugol have no indebtedness or deficiency as to penalties and fines with respect to the Federal Budget, the budgets of the constituent entities the Russian Federation, the local budgets and the state extra-budgetary funds at the amount over five hundred million (500,000,000.00) rubles which are not challenged by the taxpayer acting in good faith in a manner prescribed by law, and the letters from the Obligors, Mechel-Mining OAO, Southern Kuzbass Coal Company OAO and OJSHC Yakutugol to the extent that there are any/there are no litigations involving such companies:

•	at the amount over five hundred million (500,000,000.00) rubles stating the amounts of claim if there are disputes with the Federal Tax Service of Russia, the Pension Fund of the Russian Federation, the Social Insurance Fund of the Russian Federation and other government authorities in respect of any indebtedness and deficiency with respect to the Federal Budget, the budgets of the constituent entities the Russian Federation, the local budgets, and

•	at the amount over five hundred million (500,000,000.00) rubles in respect of other disputes;

16)	immediately notify the Lender in writing of any material fact/event or action in respect of the Obligors and/or Mechel-Mining OAO and/or Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol that, in the Borrower’s opinion, may materially deteriorate their financial position or property status and materially and adversely affect their ability to pay debts, and of the steps taken thereby to correct the effects of said events/actions;

17)	provide the Lender with the information of any litigation at the amount over five hundred million (500,000,000.00) rubles (or its equivalent any in any other currency at the rate applicable on the date the statement of claim is submitted with regard to the relevant proceedings) the respondent in which is any of the Borrower Group companies and/or a company of the Mechel-Mining OAO Group, within ten (10) Business Days from the date such proceeding is initiated;

18)	on a quarterly basis, within twenty (20) Business Days following the reporting quarter, provide the Lender with a certificate of loans and credits of the Borrower Group and the Mechel-Mining OAO Group as of the first (1st) day in the first month of the reporting quarter;

19)	upon request of the Lender, within ten (10) Business Days from the date of such request, provide the information which, in the Lender’s opinion, shall be material to assess the financial position of the Obligors and/or Mechel-Mining OAO and/or Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol;

20)	during the term hereof, ensure that a prior written consent of the Lender be obtained to the following types of transactions to be entered into by the Borrower and any company of the Borrower Group (except for the transactions between the Borrower Group companies where the members of the Mechel-Mining OAO Group are not the parties or beneficiaries, and the transactions where the parties or beneficiaries are only the members of the Mechel-Mining OAO Group):

a.	any acquisition of the shares, participatory interests, securities or assets not relating to the core/statutory business of the relevant companies of the Borrower Group at the amount over ten (10) per cent of the book value of the Borrower Group assets as determined on the basis of the consolidated annual audited financial statements of the Borrower according to US GAAP or IFRS, in the aggregate for each twelve (12) months during the transaction term;

b.	any issuance of loans, granting of suretyships or guaranties in respect of the obligations of any third parties at the amount over one (1) per cent of the book value of the Borrower Group assets as determined on the basis of the consolidated annual audited financial statements of the Borrower according to US GAAP or IFRS, in the aggregate for each twelve (12) months starting from the Extension Date during the term of the Agreement.

In addition, the Parties agree that this restriction shall not apply to:

•	the total indebtedness of the Borrower Group to the Mechel-Mining OAO Group at the amount not over one billion four hundred million (1,400,000,000) US dollars on the Extension Date and four hundred million (400,000,000) US dollars as of 31 December 2013. Such indebtedness shall be repaid in full by 31 December 2014; and

•	the total indebtedness of the Estar Group Companies to the Borrower Group at the amount not over eight hundred eighty million (880,000,000.00) US dollars existing on the Extension Date; and

•	the total indebtedness in respect of the loans and/or suretyships and/or property pledges as on the Extension Date issued by the Borrower Group companies to and/or for the benefit of the Borrower Group companies in which the Borrower directly or indirectly at the time of issuance of the loan and/or suretyships and/or property pledge held not less than fifty (50) per cent plus one (1) share/participatory interest of the total number of voting shares/participatory interests, irrespective of any subsequent decrease in the ownership/amount of the shares/participatory interests, at the amount not exceeding one billion one hundred sixteen million six hundred and seven thousand one hundred sixty (1,116,607,160.00) US dollars;

c.	any disposal/sale of the assets (except for any sales of goods in the ordinary course of business and the transactions to sell the shares/participatory interests in the Excluded Companies any sale of which shall be made on arm’s length terms), including the shares, granting of pledges and other assets encumbrances (including, any pledge of future cash proceeds from the business) at the amount over ten (10) per cent of the book value of the Borrower Group assets as determined on the basis of the consolidated annual audited financial statements of the Borrower according to US GAAP or IFRS, in the aggregate for each twelve (12) months.

In the event of any such disposal (in each individual case, such disposal shall be made on arm’s length terms and in cash which shall be paid within one hundred eighty (180) calendar days from the date of the relevant transaction, except for any sale of the companies specified above which may be effected otherwise than in cash), the Borrower shall propose the Lender that the indebtedness and other obligations hereunder be repaid at the amount exceeding the sum of transaction to sell the said assets by ten (10) per cent of the book value of the Borrower Group assets as determined on the basis of the consolidated annual audited financial statements of the Borrower according to US GAAP or IFRS, in the aggregate for each twelve (12) months. Additionally, the Lender shall have the right to decline such prepayment or to accept it in full or in part.

Such prepayment shall be made without any prepayment fee in the event that a request for such prepayment was delivered by the Borrower within thirty (30) calendar days from the date the cash from such type of transaction is received.

d.	conclusion of any other transaction unusual for the commercial or business operations of the Borrower Group companies, if the amount of such transaction (or related transactions) is in excess of five (5) per cent of the book value of the Borrower Group assets as determined on the basis of the consolidated annual audited financial statements of the Borrower according to US GAAP or IFRS;

e.	those related to any reorganization of the Obligors by way of merger, separation, division or absorption;

f.	those related to any variation in the core business of the Obligors;

g.	those related to any decrease in the Obligors’ charter capital except where such decrease is required by applicable law;

h.	any actions relating to the decision-making for each calendar year within the term hereof in respect of any dividend payment (the “Dividends”) of Mechel OAO at the amount in excess of:

•	one hundred (100) per cent the Mechel OAO net income for the reporting year as determined on the basis of the consolidated annual audited financial statements of the Borrower according to US GAAP or IFRS, to the extent that the Net Debt/EBITDA ratio (for the last twelve (12) months) is in excess of two point five (2.50);

•	seventy five (75) per cent of the Mechel OAO net income for the reporting year as determined on the basis of the consolidated annual audited financial statements of the Borrower according to US GAAP or IFRS, to the extent that the Net Debt/EBITDA ratio (for the last twelve (12) months) is in excess of three point zero (3.00);

•	fifty (50) per cent the Mechel OAO net income for the reporting year as determined on the basis of the consolidated annual audited financial statements of the Borrower according to US GAAP or IFRS, to the extent that the Net Debt/EBITDA ratio (for the last twelve (12) months) is in excess of tree point twenty five (3.25) ;

•	any value to the extent that the Net Debt/EBITDA ratio (for the last twelve (12) months) is in excess of three point five (3.50);

•	in respect of any preferred shares the Dividends on which may be paid in any year at the amount of twenty (20) per cent of the net income as determined on the basis of the consolidated annual audited financial statements of the Borrower according to US GAAP or IFRS, or at the amount of seven million five hundred thousand (7,500,000.00) rubles or its equivalent in any currency at the rate effective on the expiry date of the reporting year to the extent that the net income for the reporting year shall be equal to zero or negative.

i.	those relating to any sale of shares (except for the sale of shares within the Borrower Group) or any increase in the charter capital of the Material Operating Companies of the Borrower Group resulting in any reduction of the ownership (directly or indirectly) of the voting shares in the Material Operating Companies of the Borrower Group below fifty (50) per cent plus one (1) share;

j.	any delisting of the Mechel OAO’s ADR (American Depositary Receipts) and common shares and the common shares of the Borrower Group companies (including the shares having the following ISIN numbers: RU000A0DKXV5 and US5838401033) in any stock exchanges on which the said shares are traded at the Extension Date at the initiative of the Borrower/the Borrower’s shareholders or any of the Borrower Group companies;

k.	any pledges or other encumbrances over the Mechel-Mining OAO shares owned directly or indirectly by the Borrower Group, provided that such restriction shall apply to 98.5% of the Mechel-Mining OAO shares prior to the Initial Public Offering (IPO) of the Mechel-Mining OAO shares/Direct Sale to a Strategic Investor, hereinafter referred to as the shares that directly or indirectly remain in the ownership of the Borrower Group (except for any pledge of the Mechel-Mining OAO shares pursuant to the terms and conditions hereof).

Additionally, to the extent that the Net Debt/EBITDA of the Borrower Group (for the last twelve (12) months) is less than x2.50, no prior written consent of the Lender shall be required to do any actions specified in paragraphs a) through d) of subclause 20) of clause 9.1. hereof. In this event, the Borrower shall notify the Lender in writing of any actions within fourteen (14) calendar days following the date the transactions specified in paragraphs a) through d) of subclause 20) of clause 9.1. hereof are executed.

21)	during the term hereof, ensure that a prior written consent of the Lender be obtained to the following types of transactions to be entered into by any company of the Mechel-Mining OAO Group (except for the transactions between the companies of the Mechel-Mining OAO Group):

a) any acquisition of the shares, participatory interests, securities or assets not relating to the core/statutory business of the companies of the Mechel-Mining OAO Group (except for any acquisition of securities in the companies of the Mechel-Mining OAO

Group) at the amount over ten (10) per cent of the book value of the assets of the Mechel-Mining Group as determined on the basis of the consolidated annual audited financial statements of Mechel-Mining OAO according to US GAAP or IFRS, in the aggregate for each twelve (12) months;

b) any raising of credits and loans (except for the transactions to refinance any existing indebtedness) at the amount over ten (10) per cent of the book value of the assets of the Mechel-Mining OAO Group as determined on the basis of the consolidated annual audited financial statements of Mechel-Mining OAO according to US GAAP or IFRS, in the aggregate for each twelve (12) months;

c) any issuance of loans to any third parties and suretyships or guaranties in respect of the third parties obligations that are not members of the Mechel-Mining OAO Group (except for the Dividend Loan (as defined below in this subclause 21) of clause 9.1 hereof) at the amount over two (2) per cent of the book value of the assets of the Mechel-Mining OAO Group as determined on the basis of the consolidated annual audited financial statements of Mechel-Mining OAO according to US GAAP or IFRS, in the aggregate for each twelve (12) months;

In addition, the Parties agree that the total indebtedness of the Borrower Group to the Mechel-Mining OAO Group shall not exceed one billion four hundred million (1,400,000,000.00) US dollars on the Extension Date and four hundred million (400,000,000.00) US dollars as of 31 December 2013. Such indebtedness shall be repaid in full by 31 December 2014.

Furthermore, the Parties agree that this restriction shall not apply to the amount of indebtedness in respect of the loans and/or suretyships and/or property pledges issued on the Extension Date by the companies of the Mechel-Mining OAO Group to and/or for the benefit of the Borrower Group companies in which the Borrower held directly or indirectly at the time of issuance of the loan and/or suretyship and/or property pledge not less than fifty (50) per cent plus one (1) share/participatory interest of the total number of voting shares/participatory interests, irrespective of any subsequent decrease in the ownership/amount of the shares/participatory interest not exceeding one billion one hundred sixteen million six hundred and seven thousand one hundred sixty (1,116,607,160.00) US dollars.

d) any disposal/sale of assets (except for any sales in the ordinary course of business, where the sale is made in cash and at the market value) including the shares and the granting of pledges and other encumbrances over assets (including any pledge of future cash proceeds from the business) at the amount over seven point five (7.50) per cent of the book value of the assets of the Mechel-Mining OAO Group as determined on the basis of the consolidated annual audited financial statements of Mechel-Mining OAO according to US GAAP or IFRS, in the aggregate for each twelve (12) months during the term hereof;

e) conclusion of any other transaction unusual for the commercial or business operations of the companies that are members of the Mechel-Mining OAO Group, if the amount of such transaction (or related transactions) is in excess of ten (10) per cent of the book value of the assets of the Mechel-Mining OAO Group as determined on the basis of the consolidated financial statements of Mechel-Mining OAO according to US GAAP or IFRS, as of the most recent reporting date;

f) any transactions relating to any reorganization of the companies of the Mechel-Mining OAO Group by way of separation or division, except for any merger or absorption involving the companies of the Mechel-Mining OAO Group (other than Mechel-Mining OAO) provided that, such merger/absorption simultaneously meet the following criteria:

•	the absorbed entity shall be a member of the Mechel-Mining OAO Group;

•	it shall be registered within the Russian Federation;

•	the surviving legal entity shall be registered within of the Russian Federation and remain to be a company of the Mechel-Mining OAO Group;

•	the merger/absorption shall not result in any default as to the financial obligations or in any acceleration events;

g) any transactions relating to any variation in the core business of the companies of Mechel-Mining OAO and/or Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol;

h) any transactions relating to any decrease in the charter capital of the companies of Mechel-Mining OAO and/or Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol, except for any decrease in the charter capital of Mechel-Mining OAO where such decrease is required by the Law;

i) any actions relating to the decision-making for each calendar year within the term hereof, in respect of any dividend payment of Mechel-Mining OAO at the amount in excess of:

•	one hundred (100) per cent of the Mechel-Mining OAO net income for the reporting year as determined on the basis of the consolidated annual audited financial statements of the Borrower according to US GAAP or IFRS, to the extent that the Net Debt/EBITDA ratio (for the last twelve (12) months) is in excess of two point five (2.50);

•	seventy five (75) per cent the of the Mechel-Mining OAO net income for the reporting year as determined on the basis of the consolidated annual audited financial statements of the Borrower according to US GAAP or IFRS, to the extent that the Net Debt/EBITDA ratio (for the last twelve (12) months) is in excess of three point zero (3.00);

•	fifty (50) per cent of the Mechel-Mining OAO net income for the reporting year as determined on the basis of the consolidated annual audited financial statements of the Borrower according to US GAAP or IFRS, to the extent that the Net Debt/EBITDA ratio (for the last twelve (12) months) is in excess of tree point twenty five (3.25);

•	any value to the extent that the Net Debt/EBITDA ratio (for the last twelve (12) months) is in excess of three point five (3.50);

In addition, no consent of the Lender is required, if the following conditions are met simultaneously:

•	the total amount of the dividend to be paid from the Extension Date shall not be in excess of three hundred thirty million (330,000,000.00) US dollars or its equivalent in any other currency, and

•	all dividend to be paid for the benefit of Mechel OAO shall be applied to repay the Parent Company Debt provided that such repayment shall be made no later than two (2) calendar days following the dividend payment date.

In the event that Mechel-Mining OAO pursuant to the terms and conditions of this clause shall have the right to pay the dividend without prior consent of the Lender, but subject to any restrictions as to the frequency of dividend declaration, is not able to declare and pay the same when due, then Mechel-Mining OAO shall be entitled to provide a short-term loan (hereinafter, for the purposes of this subclause 21) of clause 9.1 hereof referred to as the “Dividend Loan”) to Mechel OAO upon the following terms and conditions:

•	it shall be issued following the publication of the consolidated audited financial statements of Mechel-Mining OAO according to IFRS or US GAAP for the relevant period;

•	no dividend of Mechel-Mining OAO has been paid for the relevant year;

•	it shall be issued at an amount not exceeding the lower of the following: (a) the amount of dividend as determined above, or (b) three hundred thirty million (330,000,000.00) US dollars;

•	it shall be issued for the period up to six (6) months, and

•	it shall be repaid by Mechel OAO first using the proceeds received from the Mechel-Mining OAO dividend.

Moreover, the Dividend Loan amount shall be pro rata reduced, if the Mechel OAO participatory interest in the charter capital of Mechel-Mining OAO is reduced as compared with the Mechel OAO’s participatory interest in the charter capital of Mechel-Mining OAO as on the Extension Date.

j) any transactions related to any sale of shares (except for any sale of the shares or participatory interests between the Material Operating Companies of the Mechel-Mining OAO Group) or to any increase in the charter capital of the Material Operating Companies of the Mechel-Mining OAO Group resulting in any reduction in the ownership (directly or indirectly) of voting shares in the Material Operating Companies of the Mechel-Mining OAO Group below fifty (50) per cent plus 1 share. Provided that any transactions related to the sale of shares in the following companies: Mechel-Mining OAO, Southern Kuzbass Coal Company OAO or OJSHC Yakutugol shall be subject to the Lender prior approval.

This restriction shall not apply to the Initial Public Offering (IPO) of the shares of Mechel-Mining OAO and/or to the Direct Sale to a Strategic Investor of the shares in Mechel-Mining OAO and/or the Direct Sale to a Strategic Investor of the shares/participatory interests in the company that shall be organized in the process of reorganization of OJSHC Yakutugol and hold the license and assets to conduct mining operations on the Elpinskoye deposit (provided that not less than 51% per cent of the shares in such company shall be directly or indirectly owned by the Borrower).

22)	during the term hereof, ensure that a prior written notice be given to the Lender of the following types of transactions to be entered into by the Obligors at the amount over fifteen million (15,000,000.00) US dollars:

a) any derivative financial instrument transactions where the underlying asset shall be exchange rates, interest rates and commodity prices, etc., entered into to hedge financial risks and/or to optimize the terms and conditions of the loans and deposits;

b) any exchange forward transactions classified as deferred conversion transactions;

c) any transactions relating to the issuance and offering (i) of shares and depositary receipts, (ii) debt securities, (iii) instruments convertible into shares, and (iv) other securities on the international and/or Russian capital markets;

d) any transactions relating to mergers and acquisitions, sales and takeovers in respect of controlling shareholdings and tangible assets;

and engage in the arrangements specified in paragraphs a) through d) of subclause 22) of clause 9.1. hereof the Lender and/or its subsidiary banks and companies in the event that the Lender and/or its subsidiary banks and companies are able to provide services upon the terms and conditions better than those offered by other market makers.

23)	from the Extension Date and through the final repayment date hereunder, maintain the quarterly total credit turnovers on the Settlement Account and Foreign Currency Settlement Accounts of the Borrower with the Bank/accounts of the Borrower Group companies held with the Bank at the amount not less than twenty (20) per cent of the indebtedness average amount hereunder for the preceding quarter.

Furthermore, the portion of export revenue within the aggregate credit turnovers shall not be less than thirty (30) per cent of the total credit turnovers for a quarter.

The Borrower’s average indebtedness hereunder shall be calculated as a ratio of the indebted amounts hereunder as on each day of a quarter to the number of days in the quarter.

Upon computing the credit turnovers on the settlement accounts of the Borrower/the Borrower Group with the Bank, the following shall not be taken into account:

•	any credits and loans received (including amounts credited as a result of any conversion of the credits and loans received in foreign currency);

•	any transfers from the accounts of the Borrower Group companies with other banks, except for the payments under the contracts entered into between the Borrower Group companies and relating to the normal business of such companies (such contracts shall include any facility agreements and loan agreements);

•	any cash proceeds paid back from the deposits with the Bank;

•	any conversion amounts from the settlement accounts and foreign currency settlement accounts with the Bank credited on the same accounts with the Bank;

•	any cash transfers between the accounts of the Borrower Group companies with the Bank, except for the payments under the contracts entered into between the Borrower Group companies and relating to the normal business of such companies (such agreements shall not include any facility agreements and loan agreements);

•	any cash proceeds as a result of issuance/sale/redemption of securities (unless the core business of the Borrower consists in the operations on the securities market);

•	any proceeds from the repayment of loans made available to any third parties;

•	any reversing entries, any return of erroneously transferred funds and erroneously credited funds;

•	any amounts transferred by the Borrower Group companies in connection with any default under any agreements and other transactions;

•	any turnovers of the companies of the Mechel-Mining OAO Group at the amount of the obligation in respect of turnovers as specified in clause 7.5.1 of Facility Agreement No. KS- 757000/2008/00021 dated 27.11.2008 as amended and entered into by and between the Lender and OJSHC Yakutugol, and in clause 7.5.1 of Facility Agreement No. KS-743000/2008/00104 dated 26.11.2008 as amended and entered into by and between the Lender and Southern Kuzbass Coal Company OAO.

Upon computing the quarterly credit turnovers on the accounts with the Bank, the turnovers shall be taken into account as maintained by the Borrower/the Borrower Group upon the terms and conditions of the overdraft amendment agreements relating to the bank account agreements. The turnovers on the accounts and the indebtedness in different currencies shall be recalculated at the rate of the Bank of Russia effective on the last day of the quarter in respect of which the turnovers shall be recalculated.

24)	when the Loans are used to replenish the bank accounts held with the Lender and to place the funds on deposits with the Bank to be further utilized for the purposes specified in clause 3.2.2. and 3.2.3. hereof, provide any documents acceptable to the Lender and necessary to confirm the intended utilization, within ten (10) Business Days from the date the relevant Loan is made available for the specified purposes;

25)	ensure that the agreements be executed and take effect securing the obligations hereunder and specified in paragraphs e) through f) of clause 10.1 hereof, within ten (10) Business Days from the Extension Date;

26)	properly comply with all other terms and conditions of the Agreement.

9.2. In addition to the obligations provided for in clause 9.1. hereof, the Borrower shall notify the Lender in writing of any facts specified below arising during the term of the Agreement, within ten (10) Business Days of its occurrence:

•	the location or postal address of the Obligors and/or Mechel-Mining OAO and/or Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol and the payment details of the Borrower are changed;

•	the shareholders of the Obligors (except for those of the Borrower) and/or Mechel-Mining OAO and/or Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol are substituted more than by twenty (20) per cent;

•	the ownership of V. Zyuzin, directly or indirectly through any third parties, in relation to the charter capital of Mechel OAO is reduced below fifty one (51) per cent taking into account the ownership of preferred shares;

•	the legal status or structure of the management bodies of an Obligor specified in the charter of the relevant Obligor and/or the members of the management bodies of the Obligors and/or Mechel-Mining OAO and/or Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol are changed;

•	any winding-up or reorganization proceedings are initiated against the Obligors and/or Mechel-Mining OAO and/or Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol (from the time the competent management body takes a relevant decision), or the arbitration court initiates any insolvency/bankruptcy proceedings against the Obligors and/or Mechel-Mining OAO and/or Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol ,or unless the relevant petition is dismissed by the arbitration court within forty five (45) calendar days (unless the arbitration court fixes a longer period to prepare the case for hearing);

9.3. The Borrower shall provide and shall ensure that the Sureties (except for Surety 5), Mechel-Mining OAO, Southern Kuzbass Coal Company OAO and OJSHC Yakutugol provide the Lender on a quarterly basis not later than15 May, 15 August and 15 November with the copies of the following accounting documents for the then current year as of 01 April, 01 July and 01 October, respectively:

1) the accounting statements forms including:

•	accounting balance-sheet (form as per All-Russia Classifier of Management Documentation (OKUD) 0710001);

•	income statement (form as per All-Russia Classifier of Management Documentation (OKUD) 0710002);

2) the information and interpretations in respect of the accounting balance-sheet including:

•	accounts receivable and accounts payable of the Borrower itemized by those due and overdue (stating the maturity date of the overdue indebtedness);

•	loans and credits;

•	information of any security received and issued, by type;

•	information of any off-balance-sheet obligations, suretyships/guaranties issued to any third parties;

•	information of the existence/absence of any overdue obligations to the employees in respect of the wage payments;

•	information of the existence/absence of any overdue indebtedness to the budget and extra-budgetary funds (if there are any, the amount shall be stated);

•	information of the existence/absence of any current card index file outstanding payment documents relating to the bank accounts (if there are any, the amount shall be stated);

•	information of any turnovers on the settlement accounts with other credit organizations;

•	information of the amount of the Borrower’s net assets;

•	the Borrower’s certificates concerning the amounts of amortization charges, interest and fees paid and the amount of lease payments made for the last four reporting quarters;

•	information of the existence/absence of negative events and trends occurred in the business of the Borrower since 01 October 2012 through the date the information is presented;

The Borrower shall provide and shall ensure that Surety 5 provide the Lender on a quarterly basis not later than10 May, 10 August and 10 November with the copies of financial statements forms for the then current year as of 01 April, 01 July and 01 October, respectively, translated into Russian.

9.4 The Borrower shall provide and shall ensure that the Sureties (except for Surety 5), Mechel-Mining OAO, Southern Kuzbass Coal Company OAO and OJSHC Yakutugol provide the Lender on an annual basis with:

9.4.1 not later than 15 April of the then current year, the copies of the following accounting documents for the last reporting year:

1) the annual accounting statements forms including:

•	accounting balance-sheet (form as per All-Russia Classifier of Management Documentation (OKUD) 0710001);

•	income statement (form as per All-Russia Classifier of Management Documentation (OKUD) 0710002);

•	statement of changes in the capital (form as per All-Russia Classifier of Management Documentation (OKUD) 0710003);

•	statement of cash flow (form as per All-Russia Classifier of Management Documentation (OKUD) 0710004);

2) the explanatory memorandum with respect to the annual accounting statements;

3) the information and interpretations in respect of the annual accounting balance-sheet including the documents stipulated in paragraph 2 of clause 9.3 hereof;

9.4.2 not later than10 February of the current year following the reporting year, the information of the financial and business operations of the Borrower/Sureties (except for Surety 5), Mechel-Mining OAO, Southern Kuzbass Coal Company OAO and OJSHC Yakutugol for the period from 1 October through 31 December of the reporting year in the form as specified in Schedule No. 3 to this Agreement.

The Borrower shall also provide and shall ensure that Surety 5 provide the Lender on an annual basis not later than1 August of the year following the reporting year with the copies of the accounting and other financial statements forms for the last reporting year as prepared in accordance with the national and/or international standards and translated into Russian.

9.5 The Borrower shall provide/shall ensure that the Lender be provided on an annual basis prior to thirty (30) July of the then current year with an auditors’ report for the last reporting year evidencing the accuracy of the accounting statements of the Borrower/the Sureties, Mechel-Mining OAO, Southern Kuzbass Coal Company OAO and OJSHC Yakutugol as prepared in accordance with RAS, for the last reporting year (to the extent that the statements of the said companies pursuant to the Law or other applicable laws shall be subject to mandatory audit).

9.6 The accounting documents shall meet the requirements of the Law, be signed by the Borrower’s chief executive officer and chief accountant, and the annual accounting statements shall bear a notice of receipt by the tax authority at the place of the Borrower state registration. The copies of accounting documents to be delivered shall be certified by the chief executive officer or other authorized person (with the documents being attached evidencing the person’s authority to certify the copies of documents on behalf of the Borrower) and the chief accountant of the Borrower, bound, numbered and sealed by the Borrower.

The documents containing any sensitive information shall be presented in the manner prescribed for such kind of information. The date of presentation by the Borrower of the accounting documents and other documents as provided for hereby shall be the date of their actual receipt by the Lender.

10. SECURITY FOR THE BORROWER’S OBLIGATIONS

10.1. The performance of the Borrower obligations hereunder shall be secured by:

a)	a pledge over twenty five (25) per cent + 1 share in Mechel-Mining OAO pursuant to the pledge agreement to be entered into by and between by the Lender and the pledgor in the form proposed by the Lender;

Additionally, provided that Condition I and Condition II below or Condition III are fulfilled concurrently, and upon receipt of the relevant request on behalf of the Borrower, the Lender shall release a pledge over ten (10) per cent + 1 share in Mechel-Mining OAO within fifteen (15) Business Days following the receipt of the relevant request on behalf of the Borrower and the fulfilment of the conditions specified in this subclause a) of clause 10.1 hereof.

“Condition I” means any of the events listed below:

1.	The Initial Public Offering (IPO) of the shares of Mechel-Mining OAO is in place; or

2.	The Direct Sale to a Strategic Investor is effected; or

3.	Mechel OAO or the companies of the Mechel-Mining Group issue eurobonds at the amount not less than five hundred million (500,000,000) US dollars or its equivalent in any other currency (calculated at the rate effective on the date of the relevant issue); or

4.	The project finance is raised from State Corporation Bank for Development and Foreign Economic Affairs (Vnesheconombank) to develop the Elpinskoye coal deposit at the amount not less than one billion (1,000,000,000) US dollars or its equivalent in any other currency (calculated at the rate applicable on the date of such raising);

“Condition II” means that any of the conditions listed below are met:

1.	The Borrower proposes the Lender (provided that the Lender shall reserve the right to decline such prepayment) to make a prepayment (together with the payment of the prepayment fee, as specified in clause 6.10 hereof) at such amount that, as a result of such repayment, the Total Indebtedness hereunder would be less than fifty (50) per cent of the indebtedness amount in respect of the Principal Debt as arising on the expiry date of the Availability Period; or

2.	the Total Indebtedness hereunder (as of the time of such release) shall be less than fifty (50) per cent of the indebtedness amount in respect of the Principal Debt as arising on the expiry date of the Availability Period;

“Condition III” means that the following conditions are met concurrently:

1.	the Total Indebtedness under the agreement (as of the time of such release) shall be less than 25,00% of the indebtedness amount in respect of the Principal Debt as arising on the expiry date of the Availability Period; and

2.	The Net Debt/EBITDA ratio (for the last 12 months) of the Borrower Group shall not be in excess of x3.50.

b)	The Surety 1 suretyship to be entered into by and between the Lender and Surety 1 in the form proposed by the Lender for the full amount of the Borrower’s obligations hereunder.

c)	The Surety 2 suretyship in accordance with the suretyship agreement to be entered into by and between the Lender and Surety 2 in the form proposed by the Lender for the full amount of the Borrower’s obligations hereunder, at the amount not more than two (2) per cent of the book value of assets as calculated on the basis of the latest available accounting statements of Surety 2 according to RAS.

d)	The Surety 3 suretyship in accordance with the suretyship agreement to be entered into by and between the Lender and Surety 3 in the form proposed by the Lender for the full amount of the Borrower’s obligations hereunder.

e)	The Surety 4 suretyship in accordance with the suretyship agreement to be entered into by and between the Lender and Surety 4 in the form proposed by the Lender for the full amount of the Borrower’s obligations hereunder.

f)	The Surety 5 suretyship in accordance with the suretyship agreement to be entered into by and between the Lender and Surety 5 in the form proposed by the Lender for the full amount of the Borrower’s obligations hereunder, provided that the payment procedure relating to such amounts shall be described in such suretyships agreement in accordance with applicable laws.

11. BORROWER’S LIABILITY

11.1 The Borrower shall be liable for any failure to perform or improper performance of the obligations hereunder, in particular, in the event of any delay in performance.

11.2 In the event of any delay in repayment of indebtedness in respect of the Principal Debt, the Borrower, irrespective of any interest payment under the Facility, shall pay the Lender a default interest /penalty at the amount of one-three hundred sixty fifths/one-three hundred sixty sixths (1/365 / 366) of the interest rate specified in clause 6.1 hereof of the Overdue Amount in respect of the Principal Debt for each day of delay. The default interest value shall be rounded off up to two decimal places. The default interest shall accrue from the date following the due date of the obligation to repay the indebtedness in respect of the Principal Debt through the date of the final repayment of the Overdue Amount in respect of the Principal Debt. The default interest /penalty shall be paid by the Borrower on the final repayment date of the relevant Overdue Amount in respect of the Principal Debt.

11.3 In the event of any delay in repayment of indebtedness in respect of the interest/fees, the Borrower shall pay the Lender a default interest/penalty at the amount of two-three hundred sixty fifths/

two-three hundred sixty sixths (2/365 / 366) of the interest rate specified in clause 6.1 hereof of the Overdue Amount in respect of the interest and/or Fees under the Facility for each day of delay. The default interest value shall be rounded off up to two decimal places. The default interest shall accrue from the date following the due date of the obligation to pay the interest and/or fees under the Facility through the final repayment date of the Overdue Amount in respect of the interest and/or fees. The default interest /penalty shall be paid by the Borrower on the final repayment date of the relevant Overdue Amount in respect of the interest and/or fees under the Facility.

11.4 In the event that the Lender makes a claim that the Borrower early perform the obligations hereunder pursuant to subclause (2) of clause 12.4 hereof and pursuant to subclause (1) of clause 12.4 of the Agreement, to the extent of any failure to perform or improper performance by the Borrower/the Borrower Group companies/the companies of the Mechel-Mining OAO Group of any payment obligation to the Lender hereunder or under any other agreement entered into with the Lender, or any failure to perform or improper performance by the Borrower/the Borrower Group companies/the companies of the Mechel-Mining OAO Group of any payment obligations under any agreement entered into by the Borrower/the Borrower Group companies/the companies of the Mechel-Mining OAO Group with a person being in accordance with the Law an affiliate of the Lender or a person included in the same group of persons of which the Lender is a member, prior to the date the Lender exercises the right to fix the Base Rate value in accordance with п. 6.1.3 hereof, the Borrower shall additionally pay the Lender the Additional Payment Obligation Amount 1.

11.5 In the event the Lender makes a claim that the Borrower early perform the obligations hereunder pursuant to subclause (2) of clause 12.4 hereof and pursuant to subclause (1) of clause 12.4 hereof to the extent of any failure to perform or improper performance by the Borrower/the Borrower Group companies/the companies of the Mechel-Mining OAO Group of any payment obligation to the Lender hereunder or under any other agreement entered into with the Lender, or any failure to perform or improper performance by the Borrower/the Borrower Group companies/the companies of the Mechel-Mining OAO Group of any payment obligations under any agreement entered into by the Borrower/the Borrower Group companies/the companies of the Mechel-Mining OAO Group with a person being in accordance with the Law an affiliate of the Lender or a person included in the same group of persons of which the Lender is a member, from the date the Lender exercises the right to fix the Base Rate value in accordance with п. 6.1.3 hereof, the Borrower shall additionally pay the Lender the Additional Payment Obligation Amount 2.

11.6 The date the Borrower admits the default interest (fine/penalty) shall be deemed to be the date of actual receipt by the Lender of the cash transferred by the Borrower or debited by the Bank on the basis of preacceptance in connection with the default interest (fine/penalty) payment.

11.7 The default interest stipulated hereby shall not cover the losses of the Lender who shall be entitled to recover the same from the Borrower in full, in excess of the default interest.

12. LENDER’S RIGHTS AND AUTHORITY

12.1 For the purposes of proper performance of the Borrower’s payment obligations hereunder including the obligations to pay the default interest as provided for by this Agreement, the Borrower hereby gives the Lender a consent/acceptance to debit without his order the cash due and payable to the Lender hereunder from the Settlement Account and the Foreign Currency Settlement Account held by the Borrower with the Bank. The Borrower consent/acceptance to the Bank debiting the cash from the accounts held by the Borrower with the Bank towards the performance of obligations hereunder shall be a preacceptance and shall be given without limiting the number and amount of the claims made by the Bank, including without limiting the number of the relevant payment documents executed by the Bank, pursuant to the terms and conditions hereof and the Borrower’s obligations hereunder.

12.2 If there is no sufficient cash or there is no cash on the Settlement Account, the Borrower hereby instructs the Lender to sell the foreign currency from the Foreign Currency Settlement Account and transfer the ruble cash amounts received as a result of such conversion onto the Settlement Account debiting the same further to discharge the Borrower’s obligations hereunder pursuant to the Law. In addition, the foreign currency shall be sold for rubles at the rate of the Bank applicable on the date such operation is effected.

12.3 The Borrower hereby acknowledges that the terms and conditions hereof shall constitute an instruction to sell the foreign currency and concurrently an order of the Borrower to credit the purchased ruble amount onto the Settlement Account and an order of the Borrower to transfer such amount from the Settlement Account in order to discharge the Borrower’s payment obligations hereunder.

12.4 The Lender shall have the right unilaterally to decline the issuance of a Loan and/or to suspend the issuance of a Loan and/or to demand that the Borrower early perform the obligations hereunder, if there are circumstances in place evidencing that the issued Loan will not be repaid when due, as well as in any of the following events (provided that the Lender shall independently determine the fact of existence or absence of such circumstances and shall not be required to provide the Obligor with any evidence of their existence, except for the circumstances specified in paragraphs (4), (5), (20) of this clause 12.4 of the Agreement in respect of which the Lender shall provide arguments in support of the existence of the relevant circumstances):

(1)	in the event of any failure to perform or improper performance by the Borrower/the Borrower Group companies/the companies of the Mechel-Mining OAO Group of any obligations to the Lender hereunder or any other agreement entered into with the Lender, or any failure to perform or improper performance by the Borrower/the Borrower Group companies/the companies of the Mechel-Mining OAO Group of the obligations under any agreement entered into by the Borrower/ the Borrower Group companies/the companies of the Mechel-Mining OAO Group with a person, being in accordance with the Law, an affiliate of the Lender or a person included in the same group of persons of which the Lender is a member, the Lender shall be entitled to unilaterally demand that the Borrower early perform the obligations hereunder to the extent of any failure to perform or improper performance of the obligations:

•	to deliver the documents of accounting and other financial statements upon expiry of thirty (30) calendar days following the dates fixed in clauses 9.3. through 9.4. hereof for the delivery of the said documents to the Lender,

•	to deliver the notarized copies relating to any amendments to the constituent documents and the extracts from Uniform State Register of Legal Entities (USRLE) upon expiry of thirty (30) calendar days following the dates fixed in paragraph 14) of clause 9.1. hereof;

(2)	if the Borrower/the Sureties is/are in arrears in respect of any payments to be made to the Lender by the Borrower, except where a delayed payment is only due to any administrative or technical error and is made within five (5) Business Days from the due date of the relevant payment;

(3)	in the event of any failure to perform or improper performance by the companies of the Mechel-Mining OAO Group/ the Borrower of any payment obligation totaling more than fifty million (50,000,000.00) US dollars (or its ruble equivalent at the rate applicable on the date such failure to perform or improper performance takes place);

(4)	if the Lender possesses any information that the financial position of the Borrower or a Obligor has been, in the Lender’s opinion, materially deteriorated, and/or there are other circumstances which may result in any failure to perform/improper performance by the Borrower or the Obligor its obligations hereunder and under the pledge agreement in respect of the shares in Mechel-Mining OAO as specified in paragraph a) of clause 10.1 hereof, as well as under any other agreements specified in paragraphs b) through f) of clause 10.1 hereof;

(5)	if the security is lost (in full or in part) as stipulated hereby or its position and condition are materially deteriorated, including any default is committed by the Borrower or an Obligor in their obligations under any agreements securing the Borrower’s obligations hereunder, by reason of circumstances which are beyond the Lender’s control;

(6)	if the Borrower and/or any third parties take steps to terminate or decrease the security or declare the transactions securing the Borrower’s obligations hereunder to be invalid or frustrated;

(7)	if, in relation to the Settlement Account and/or the Foreign Currency Settlement Account and any other accounts of the Borrower with the Bank and other credit organizations, any authorized government authorities enforce any collection orders, payment requests, writs of execution and/or any attachment of the cash credited on the said accounts not being removed within twenty (20) Business Days from the date of such attachment and/or any suspension of operations on the accounts;

(8)	if the Borrower files an application to terminate the agreement for the Settlement Account and/or the agreement for the Foreign Currency Settlement Account pursuant to which the Settlement Account and the Foreign Currency Settlement Account have been opened to it;

(9)	if the Borrower or an Obligor provides any untrue or admittedly incomplete or misleading information, including any untrue or invalid documents;

(10)	if the authorized management body of the Borrower takes a decision to wind up or reorganize the Borrower or the person that has provided the security hereunder;

(11)	in the event that an interested party files a bankruptcy petition with the arbitration court against the Borrower or an Obligor;

(12)	if the Borrower disposes, without a prior written notice to the Bank, any property owned by it beneficially/on the basis of economic control rights the value of which is in excess of ten (10) per cent of the book value of the Borrower’s assets as on the date such property is disposed;

(13)	provided that there is no Lender’s consent, if any winding-up or reorganization procedure is initiated against the Obligors and/or Mechel-Mining OAO and/or Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol (from the time the authorized management body has taken the relevant decision), to the extent that such consent is required, or if the arbitration court initiates an insolvency/bankruptcy procedure against the Obligors and/or Mechel-Mining OAO and/or Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol, or if the relevant petition filed with the arbitration court is not dismissed within forty five (45) calendar days, unless any other longer period is fixed by the arbitration court to prepare the case for hearing;

(14)	if, with relation to the Obligors and/or Mechel-Mining OAO and/or Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol, any property is confiscated at the amount over five (5) per cent of the book value of the assets owned by the Obligor and/or Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol and/or Mechel-Mining OAO, respectively, as determined on the basis of the consolidated financial statements of the Borrower Group prepared in accordance with US GAAP as of the most recent reporting date;

(15)	if any license/licenses held by Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol is/are revoked under which more than ten (10.00) per cent of the total coal output of the Borrower Group or the Mechel-Mining OAO Group has been produced in the aggregate for the last completed calendar year, or the license/licenses term has expired, and the license/licenses has/have not been extended or obtained within thirty (30) calendar days from the time of its/their revocation/expiry;

(16)	if the Borrower or the person that has provided the security hereunder has its license necessary to carry on the core business revoked/cancelled, or the license term has expired, and the license has not been extended or obtained within thirty (30) calendar days from the time of its revocation/expiry / the Borrower or the person that has provided the security has ceased to be a member in any self-regulatory organization (if the Law requires the same in order to carry on the core business) and failed to adhere to any other self-regulatory organization / failed to restore its membership in the first self-regulatory organization within thirty (30) calendar days from the time of its termination;

(17)	if the single-member executive management body, a member of the management body or a shareholder/member of the Obligors and/or Mechel-Mining OAO and/or Southern Kuzbass Coal Company OAO and/or OJSHC Yakutugol is subject to criminal proceedings or criminal liability;

(18)	if the members of the management bodies of an Obligor have been substituted such that, in the Lender’s opinion, it is likely to result in any failure by the Obligor to perform its obligations;

(19)	in the event that any company of the Borrower Group/ the Mechel-Mining OAO Group fails to perform the tax liabilities or other obligations delaying in the same for more than 30 days in relation to the budget and extra-budgetary funds at the amount over 750,000,000.00 rubles (or its equivalent in foreign currency), and the relevant judgment becomes final (except where the said obligations are challenged, and there is no final court judgment to enforce the aforementioned payment obligations);

(20)	the V. Zyuzin’s ownership, directly or indirectly through any third parties, in the charter capital of Mechel OAO is reduced below fifty one (51) per cent taking into account the ownership of preferred shares;

(21)	if the Borrower incurres any losses from operating activities according to RAS for two (2) consecutive quarters within the term of the Loan or has a negative amount of net assets (the “ANA”) for any period during the term of the Loan;

(22)	if there is an unenforced final court judgment to recover from any company of the Borrower Group/the Mechel-Mining OAO Group more than 25,000,000.00 US dollars (or its equivalent in foreign currency at the rate applicable on the date the court judgment becomes final);

(23)	otherwise as provided for by the Law.

12.5 Upon occurrence of any circumstances specified in clause 12.4. hereof, the Lender shall have the right (but shall not be required) to give the Borrower an appropriate written notice (the “Written Notice”). The Borrower shall comply with the requirements of the Written Notice within ten (10) calendar days from the time the Lender’s Written Notice is received by the Borrower. The time of the Written Notice receipt shall be determined pursuant to clause 16.3. hereof.

12.6 No failure by the Lender to exercise its rights provided for hereby shall operate as a waiver by the Lender of any further exercise of such rights. No single or partial exercise by the Lender of its rights conferred to it hereby shall constitute a ground for terminating other rights available to the Lender in accordance with the Agreement.

12.7 The Borrower agrees and the Lender shall be entitled to provide the Sureties with any information of the Borrower’s current indebtedness under the Facility Agreement stating the nature and amount of the liabilities.

13. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

13.1. By entering into this Agreement, the Borrower makes the following representations and warranties to the Bank:

13.1.1 The Borrower has the necessary legal power to carry on its business and to enter into and perform this Agreement; the Borrower’s license required to carry on the core business has not been revoked/cancelled; the license term has not expired, or the core business carried out by the Borrower is not subject to licensing;

13.1.2 The Borrower is able to and shall perform the obligations assumed thereby under this Agreement, in full and in time;

13.1.3 The person that has executed this Agreement has all powers and authority to the same; all approvals of the transactions/consents to the execution hereof properly as executed and required pursuant to the constituent documents and applicable laws have been obtained, and all formalities in respect of the execution hereof have been complied with;

13.1.4 All information and documents delivered by the Borrower to the Bank in connection with the execution hereof are true in all respects material for the Lender; the Borrower has not concealed any circumstances which, if discovered, are likely to adversely affect the Bank’s decision to enter into this Agreement;

13.1.5 The execution hereof shall not infringe any Borrower’s rights or obligations material for the Lender to any third parties;

13.1.6 The Borrower is not involved in or connected in any way with any transaction or other obligation in respect of which the Borrower is in default or is required to early perform its obligations or its involvement in which may adversely affect the Borrower’s ability to perform its obligations hereunder, of which the Bank has not been informed in writing by the Borrower.

14. TERM OF THE AGREEMENT

14.1 The Agreement shall be governed and construed in accordance with the Law.

14.2 The Agreement shall enter into force from the time of its execution by the Parties and be in effect until the full and proper performance by the Parties of all obligations hereunder.

14.3 All and any amendments and supplements to the Agreement (except for the unilateral amendments as established hereby) shall be made in writing in the form of an amendment agreement to be signed by the authorized representatives of the Parties and shall be deemed to be an integral part hereof.

14.4 If any provision of this Agreement becomes or is deemed to be invalid or inconsistent with the Law due to any change in the Law, all other provisions of this Agreement shall remain in full force and effect.

15. DISPUTE RESOLUTION

15.1. Any disputes or controversies arising out of this Agreement which the Parties fail to agree upon shall be resolved in accordance with the Law in Moscow City Arbitrazh Court.

16. NOTICES

16.1 Any communication (notice, intimation, demand or request) addressed to a Party by the other Party in connection with the performance of this Agreement shall be made in writing by reference to “Ref. 422180 Facility Agreement No. 2640”.

16.2 Any communications shall be exchanged by the Parties by courier, mail or other means that enable to definitely establish that the communication was sent by a Party hereto. If the Lender gives notices to the Borrower using any means as specified in this section 16 hereof, the copies of the delivered documents shall be sent to the e-mail address corpfin@mechel.com within one (1) Business Day from the time the same are given using one of the means provided for in this section 16 of the Agreement, provided that any failure to send the copies of the documents delivered by e-mail as specified in this clause shall not constitute the grounds to deem such communication as not properly given and received by the addressee.

16.3 Any communication shall be deemed to be properly given and received by the addressee (except otherwise expressly provided for in the Agreement):

a) upon delivery to the addressee, if delivered by courier;

b) upon expiry of ten (10) calendar days from its delivery to a post office, if sent to the addressee by registered mail with a list of enclosures and acknowledgment of receipt or by telegraph;

B) on the next Business Day following the communication transmission by other means pursuant to clause 16.2. hereof.

16.4 The Parties shall notify each other in writing of any impending change in their addresses or phone numbers at least ten (10) calendar days prior to the date of such change. The risk of improper performance of this Agreement arising in connection with any delayed notice shall be borne by the Party that failed to give notice or gave a delayed notice to the other Party concerning the change in its addresses and numbers of communication equipment.

17. ADDRESSES AND DETAILS OF THE PARTIES

The Lender:	The Borrower:

VTB Bank (open joint stock company)	Mechel OAO

Location: 29 Bolshaya Morskaya street, Saint Petersburg, 190000	Location: 1 Krasnoarmeiskaya street, Moscow, 125993

Postal address: 37 Pluschikha street, Moscow, 119121 Telex: 412362 BFTR SU Phone: (495) 785-50-19 Fax: (495) 737-65-42	Postal address: 1 Krasnoarmeiskaya street, Moscow, 125993 Phone: (495) 221-88-88

Corresponding account

No. 30101810700000000187 with OPERU of the Moscow GTU of the Bank of Russia,

Corresponding account in US dollars

No. 001-1-907557 with JPMorgan Chase Bank, New York

or No. 890-0055-006 with Bank of New York, New York,

Corresponding account in EURO No. 10094980801000

Deutsche Bank AG, Frankfurt-am-Main

settlement account No. 40702810900160001038 with JSC VTB Bank Foreign Currency Settlement Account No. 40702840200160001038 with JSC VTB Bank
BIC 044525187 TIN 7702070139 PSRN 1027739609391	TIN 7703370008 PSRN 1037703012896

SIGNATURES OF THE PARTIES:

By and on behalf of the Lender	By and on behalf of the Borrower

/S/ V.N. Titov	/S/ E.V. Mikhel

/S/ M.M. Kovalenko	/S/ T.A. Kalyadina

seal	seal

/Seal/	/Seal/

Schedule No. 1

to Facility Agreement No. 2640

dated 27 December 2010

[ON THE BORROWER LETTERHEAD]

Ref. No.

“    ”             20

JSC VTB Bank

Credit, Pledge and Documentary Operations

Support Department

LOAN UTILIZATION REQUEST

Pursuant to Loan Agreement No. 2640 dated 27 December 2010 (the “Agreement”) we hereby request to provide Mechel OAO with the cash/the Loan at the amount of                     (the amount shall be stated in figures and in words within brackets) rubles and to credit such funds on our Settlement Account No.                     with JSC VTB Bank.

We will use the cash/the Loan amount received for the purposes specified in clause 3.2 of the Agreement which shall be evidenced by the attached documents.

The terms and concepts defined in this Loan Utilization Request shall have the same meaning as in the Agreement, unless given a different meaning in this Loan Utilization Request.

This Loan Utilization Request shall be an integral part of the Agreement.

By and on behalf of the Borrower

	,	Chief Accountant:
(title of the chief executive officer/authorized person)

Name		Name

Signature		Signature

Seal

Schedule No. 2

to Facility Agreement No. 2640

dated 27 December 2010

[ON THE BORROWER LETTERHEAD]

Ref. No.

“    ”             20

Compliance Certificate

JSC VTB Bank

Credit, Pledge and Documentary Operations Support Department

Schedule No. 3

to Facility Agreement No. 2640

dated 27 December 2010

[ON THE BORROWER LETTERHEAD]

Information of Financial and Business Operations

Ref. No.

“    ”             20

JSC VTB Bank

Credit, Pledge and Documentary Operations Support Department

We hereby inform that (name of the counterparty) as of (date of the document or     .    .201    ):

•	has no overdue indebtedness with respect to the Federal Budget, the budgets of the constituent entities of the Russian Federation, the local budgets and the extra-budgetary funds;

or

•	has the overdue indebtedness with respect to the Federal Budget, the budgets of the constituent entities of the Russian Federation, the local budgets and the extra-budgetary funds at the amount of rubles (in figures and in words) which shall be equal to % of net assets.

•	has no overdue indebtedness to the employees in respect of the wages;

or

•	has the overdue indebtedness to the employees in respect of the wages at the amount of rubles (in figures and in words).

•	in the service banks, in relation to the accounts, (name of the counterparty) has no card index file No. 2;

or

•	in the service banks, in relation to the accounts, (name of the counterparty) has set card index file No. 2 (specify the bank, the account and the size of card index file).

•	For the period from 01.10.2011 through the present, in the business of (name of the counterparty) none of the following negative events and trends has occurred (existence of negative net assets; reduction in revenue volumes by more than 50% as compared with the similar indicator for the previous year; existence of losses in excess of 25% of net assets which resulted in the reduction of net assets by more than 25% as compared with their maximal value for the term of such liabilities, but no longer than for the last 12 months (5 reporting dates); more than three-fold increase in accounts payable or accounts receivable; existence of overdue accounts receivable, surplus stock the amount of which is in excess of 25% of net assets; two-fold excess of short-term obligations over current assets; and court enforcement proceedings). If any of the said events was noted in the counterparty business, then it must provide its cost estimate and detailed comments.

Executive Officer

Seal

Schedule No. 4

to Facility Agreement No. 2640

dated 27 December 2010

Termination Events Triggering the Lender Right to Fix the Base Rate Value

Through the Term of the Agreement

The Lender’s right to fix the Base Rate value through the term of the Agreement as stipulated in clause 6.1.3 hereof shall automatically terminate, if any of the following circumstances arise in relation to the Reference Entity.

(a) Credit Event Declaration. The publication by the International Swaps and Derivatives Association (ISDA) on its Internet site of a statement that a Determinations Committee has made a determination/decision that a Credit Event occurred in respect of a Reference Entity. The “Credit Event”, for the purposes of this paragraph (a), means any of the events defined as the “Credit Events” in the 2003 ISDA Credit Derivatives Definitions (subject to (i) Credit Derivatives, Auction and Restructuring Determinations Committees Supplement published on 14 July 2009 and (ii) May 2003 Supplement). “Credit Event occurrence in respect of a Reference Entity” means that, as determined by the relevant Determinations Committee, an event constituting the Credit Event has occurred in respect of an entity (in the 2003 ISDA Credit Derivatives Definitions referred to as the “Reference Entity”) referred to as the Reference Entity in this Schedule.

In accordance with the Rules of the Determinations Committee, a determination/decision by the Determinations Committee as to the Credit Event occurrence may be made by way of voting of the Determinations Committee members or by way of escalating the relevant request to the External Review Panel.

The Lender’s right to fix the Base Rate value through the term of the Agreement shall automatically terminate on the date at which, on the Internet site of the International Swaps and Derivatives Association (ISDA), a determination/decision by the Determinations Committee is published concerning a Credit Event occurrence in respect of a Reference Entity or, if the request is escalated to the External Review Panel, from the time a determination/decision by the External Review Panel concerning the Credit Event occurrence in respect of a Reference Entity is published on the Internet site of the International Swaps and Derivatives Association (ISDA).

The 2003 ISDA Credit Derivatives Definitions shall not be incorporated into the Agreement. However, unless provided for otherwise, the Capitalized English terms used in this paragraph shall have the meaning defined for such terms in the 2003 ISDA Credit Derivatives Definitions. Notwithstanding any provisions on the contrary, in the 2003 ISDA Credit Derivatives Definitions, the publishing by the International Swaps and Derivatives Association (ISDA) of a statement that a Determinations Committee has made a determination/decision that a Credit Event occurred in respect of a Reference Entity shall affect the Parties’ obligations under this Agreement other than those expressly provided for in this paragraph (a).

(b) Failure to Pay. The Reference Entity failed to make a payment or payments the amount of which, in the aggregate, shall be equal at least to one million (1,000,000.00) US dollars (or its equivalent in any other currency or currencies) (being such amount in respect of the Failure to Pay referred to as the “Default Requirement Threshold”) under one or more Obligations when (subject to applicable deferral periods, grace periods and/or conditions precedent and other conditions entitling the Reference Entity to delay the performance) and where due an payable on the terms and conditions of such Obligations as effective at the time of the failure to perform (being such event referred to as the “Failure to Pay”). The Lender’s right to fix the Base Rate value through the term hereof shall automatically terminate on the Failure to Pay date.

(c) Obligation Acceleration. The liabilities of the Reference Entity under one or more Obligations the amount of which, in the aggregate, shall be equal at least to ten million (10,000,000.00) US dollars (or its equivalent in any other currency or currencies) are accelerated by the Lender or Lenders as a result of any failure by the Reference Entity to perform such Obligations, any declaration of default or any occurrence of other similar grounds to accelerate the performance/repayment of the Obligation (except for the grounds relating to a failure by the Reference Entity to pay under the Obligation). The Lender’s right to fix the Base Rate value through the term hereof shall automatically terminate on the date the obligee or obligees under the Obligation accelerate its performance/repayment pursuant to this paragraph (b).

(d) Repudiation/Moratorium. Both of the following circumstances take place: (i) an authorized representative of the Reference Entity disaffirms, disclaims or otherwise challenges the existence, enforceability or validity of one or more Obligations (in full or in part) the amount of which, in the aggregate, shall be equal at least to ten million (10,000,000.00) US dollars (or its equivalent in any other currency or the currencies), or declares a deferral or moratorium in respect of their performance, and (ii) a Failure to Pay the obligation take place (but without regard to the relevant Default Requirement Threshold). The Lender’s right to fix the Base Rate value through the term hereof shall automatically terminate on the date of the Failure to Pay (without regard to the relevant Default Requirement Threshold) falling after or concurrently with the event stipulated in sub-paragraph (i) of this paragraph (d).

(e) To the extent that more than one of the events specified in paragraphs (a) through (d) above take place, the Lender’s right to fix the Base Rate value through the term hereof shall automatically terminate on the date the first such event takes place.

(f) Definitions. For the purposes of this Schedule, the following terms shall have the following meaning:

Reference Entity means the Russian Federation.

Obligation means a transaction of one of the following categories:

(i) a credit or loan agreement (including a bond loan) under which the Reference Entity shall be the borrower;

(ii) a guaranty or suretyship in respect of any third party payment obligations under a credit or loan agreement (including a bond loan) pursuant to which the Reference Entity shall act as a guarantor or surety (being such third party obligation referred to as the “Secured Obligation”) provided that (A) the terms and conditions of the guaranty or suretyship shall not provide for any release of or decrease in the Reference Entity’s liability subject to the occurrence or failure to occur of any circumstances or events, except for the principal obligor’s payment under the Secured Obligation, and (B) the guaranty or suretyship shall apply to the assignees where the principal obligor’s creditor makes an assignment of a claim under the Secured Obligation, other than the obligations:

(A) nominated in the currency of the Russian Federation, or

(B) the applicable law in relation to which shall be the laws of the Russian Federation, or

(C) intended, at the time of their origination or issuance (reissuance), to be offered primarily in the Russian Federation (except where such obligations are also registered or qualified for sale in any form outside the Russian Federation).

2003 ISDA Credit Derivatives Definitions means the definitions of the terms used in any transactions relating to the credit derivatives as in force in 2003 and published by the International Swaps and Derivatives Association (ISDA) on its Internet site (as amended).

Determinations Committee means any regional Credit Derivatives Determinations Committee established by the International Swaps and Derivatives Association for the purposes of making determinations on the issues relating to the credit derivatives in connection with the publication dated 12 March 2009 of the 2009 ISDA Credit Derivatives Determinations Committees and Auction Settlement Supplement to the 2003 ISDA Credit Derivatives Definitions.

(g) For the purposes of this Schedule only, if it is necessary to convert into any currency the amounts nominated in different currencies, the official rate of the Bank of Russia effective as on the date of such conversion shall apply.

Schedule No. 5

to Facility Agreement No. 2640

dated 27 December 2010

Parent Company Debt

(Obligations of the Borrower Group to the companies of the Mechel-Mining OAO Group)

Borrower	Lender	Loan Agreement Number	Loan Agreement Execution Date	Loan Agreement Expiry Date	Currency	Debt as on 01/04/2013 (in loan currency)
JSC Geoinvest	LLP "Voskhod Oriel"	BO-22/1/2009	09.04.2009	09.04.2014	KZT	11,867,346
Mechel Trading AG	Mechel Carbon AG	ctr. dd 09.01.2013	09.01.2013	09.07.2013	USD	22,226,780
		ctr. dd 22.03.2013	22.03.2013	22.09.2013	USD	33,110,000
Zoneline Ltd	Mechel Carbon AG	ctr. dd 01.08.2012	01.08.2012	01.11.2013	USD	130,000
		ctr. dd 16.10.2012	16.10.2012	16.10.2013	USD	23,761,330
		ctr. dd 26.11.2012	26.11.2012	26.11.2013	USD	39,680,000
		ctr. dd 30.01.2013	30.01.2013	30.07.2013	USD	34,000,000
		ctr. dd 07.02.2013	07.02.2013	07.08.2013	EUR	29,825,500
Zoneline Ltd	Southern Kuzbass Coal Company OAO "	233 ЮК/13	18.02.2013	18.02.2014	USD	44,625,734
		234 ЮК/13	20.02.2013	20.02.2014	USD	41,120,983
		235 ЮК/13	25.02.2013	25.02.2014	USD	53,088,690
Mechel International Holdings GmbH	Mechel Carbon AG	ctr. dd 07.11.2012	07.11.2012	07.06.2013	USD	21,050,000
		ctr. dd 11.01.2013	11.01.2013	11.01.2014	USD	116,741,225
		ctr. dd 18.03.2013	18.03.2013	18.03.2014	EUR	16,565,000
		ctr. dd 29.03.2013	29.03.2013	29.03.2014	USD	170,000
Mechel OAO	Korshunov Mining Plant OAO	307/M-11	18.04.2011	30.12.2013	RUR	295,000,000
		402/M-11	01.08.2011	31.03.2015	RUR	280,000,000
Mechel OAO	Southern Kuzbass Coal Company OAO	295/M- 11/651ЮК/11	26.04.2011	31.03.2015	RUR	898,000,000
		297/M- 11/652ЮК/11	26.04.2011	28.02.2014	RUR	400,652,000
		70 ЮК/12	30.01.2012	31.01.2014	RUR	400,000,000
		73 ЮК/12	14.02.2012	28.02.2014	RUR	1,593,000,000
		74 ЮК/12	20.02.2012	15.04.2013	RUR	1,900,000,000
Mecheltrans Vostok OOO	Southern Kuzbass Coal Company OAO	1098 ЮК/11	07.10.2011	04.10.2013	RUR	98,883,000
		92 ЮК/12	18.05.2012	17.05.2013	RUR	126,300,000
Mechel-Workshop OOO	Southern Kuzbass Coal Company OAO	75 ЮК/12	29.02.2012	01.03.2014	RUR	200,000,000
		81 ЮК/12	18.04.2012	17.04.2013	RUR	184,100,000
Mechel ConstructionMaterials OOO	Korshunov Mining Plant OAO	12819	10.12.2010	09.06.2013	RUR	84,000,000
		13217	22.02.2011	19.08.2013	RUR	123,000,000
Mechel ConstructionMaterials OOO	Moscow Coke and Gas Plant OAO	591	06.04.12	04.04.2013	RUR	105,000,000
		518	30.03.11	30.03.2014	RUR	115,000,000
		592	06.04.12	04.02.2014	RUR	95,000,000
Mechel ConstructionMaterials OOO	Tomusinsky Open Pit Mine OAO	5/11	20.01.2011	21.01.2014	RUR	72,000,000
		44/11	04.02.2011	04.08.2013	RUR	13,500,000
		193/12	14.05.2012	14.04.2013	RUR	107,500,000
Mechel ConstructionMaterials OOO	Southern Kuzbass Coal Company OAO	1308 ЮК/10	10.09.2010	11.06.2013	RUR	67,000,000

52 ЮК/11	06.04.2011	05.04.2014	RUR	200,000,000
Mechel Service OOO	Southern Kuzbass Coal Company OAO	322 ЮК/13	01.03.2013	01.03.2014	RUR	370,000,000
Mechel Service OOO	Korshunov Mining Plant OAO	13942	10.10.2011	08.10 2013	RUR	173,000,000
Mechel Service OOO Belgium	Southern Kuzbass Coal Company OAO	1846 ЮК/10	27.12.2010	19.02.2014	EUR	1,498,000
Izhstal OAO	Southern Kuzbass Coal Company OAO	85 ЮК/12	11.05.2012	10.05.2013	RUR	215,000,000
		88 ЮК/12	15.05.2012	10.02.2014	RUR	210,000,000
		89 ЮК/12	16.05.2012	10.04.2013	RUR	205,000,000
		90 ЮК/12	17.05.2012	10.03.2014	RUR	180,000,000
		91 ЮК/12	18.05.2012	10.02.2014	RUR	195,000,000
		93 ЮК/12	21.05.2012	30.04.2013	RUR	190,000,000
		94 ЮК/12	22.05.2012	30.03.2014	RUR	185,000,000
		95 ЮК/12	25.05.2012	28.02.2014	RUR	220,000,000
		761 ЮК/12	10.12.2012	09.12.2013	RUR	214,000,000
		762 ЮК/12	10.12.2012	11.11.2013	RUR	216,000,000
		763 ЮК/12	10.12.2012	10.10.2013	RUR	210,000,000
		764 ЮК/12	10.12.2012	06.12.2013	RUR	190,000,000
		765 ЮК/12	10.12.2012	12.11.2013	RUR	180,000,000
		766 ЮК/12	10.12.2012	11.10.2013	RUR	205,000,000
		767 ЮК/12	10.12.2012	05.12.2013	RUR	185,000,000
		768 ЮК/12	10.12.2012	08.11.2013	RUR	180,000,000
		769 ЮК/12	10.12.2012	09.10.2013	RUR	190,000,000
		770 ЮК/12	10.12.2012	04.12.2013	RUR	185,000,000
		771 ЮК/12	10.12.2012	07.11.2013	RUR	195,000,000
Maritime Cargo Shipping OOO	Southern Kuzbass Coal Company OAO	323 ЮК/13	01.03.2013	01.03.2014	RUR	13,800,000
Mecheltrans OOO	LLC Neriungri Autobase	11	31.10.2011	30.04.2013	RUR	50,000,000
Mecheltrans OOO	Moscow Coke and Gas Plant OAO	594	06.04.12	03.03.2014	RUR	130,000,000
		593	06.04.12	02.08.2013	RUR	100,000,000
		1239	25.11.10	24.05.2013	RUR	35,350,000
		595	06.04.12	04.04.2013	RUR	150,000,000
Mecheltrans OOO	Tomusinsky Open Pit Mine OAO	45/10	04.02.2010	04.10.2013	RUR	70,000,000
		46/10	04.02.2010	04.06.2014	RUR	69,000,000
		47/10	04.02.2010	04.02.2014	RUR	70,000,000
		48/10	04.02.2010	03.09.2013	RUR	71,000,000
		49/10	04.02.2010	04.02.2014	RUR	72,000,000
		50/10	04.02.2010	05.07.2013	RUR	30,000,000
		132/11	05.04.2011	05.10.2013	RUR	50,000,000
		133/11	05.04.2011	05.10.2013	RUR	44,000,000
		150/11	06.04.2011	06.04.2014	RUR	70,000,000
		151/11	06.04.2011	06.02.2014	RUR	55,000,000
		152/11	06.04.2011	06.03.2014	RUR	75,000,000
		191/12	12.05.2012	11.04.2013	RUR	108,500,000
Mecheltrans OOO	Southern Kuzbass Coal Company OAO	656 ЮК/11	29.04.2011	29.04.2013	RUR	54,350,000
		731 ЮК/12	29.06.2012	28.06.2013	RUR	630,000,000
		324 ЮК/13	01.03.2013	01.03.2014	RUR	767,000,000
		330 ЮК/13	22.03.2013	06.10.2017	RUR	25,800,000
Mecheltrans OOO	Mechel Mining Trading House OOO	32127448	25.10.2012	24.10.2013	RUR	68,000,000
LLC Mechel-	Moscow Coke and	578/99-Ф-074/11	06.04.12	04.04.2013	RUR	160,000,000

By and on behalf of the Lender	By and on behalf of the Borrower

/S/ V.N. Titov	/S/ E.V. Mikhel

/S/ M.M. Kovalenko	/S/ T.A. Kalyadina

seal	seal

/Seal/	/Seal/

Schedule No. 6

to Facility Agreement No. 2640

dated 27 December 2010

Computing Mechanics for Additional Payment Obligation Amount 1.

For the purposes of determining Additional Payment Obligation Amount 1, the Bank acting reasonably and in good faith shall determine the amount of its loss and/or short-received profit arising as a result of the Lender’s acceleration of the Borrower’s obligations under the Agreement based on the circumstances referred to in clause 11.4 of this Agreement, prior to the date the Borrower’s obligations arise in accordance with clause 6.1.3 of the Agreement.

i.	The Bank shall determine the market value of the Borrower’s obligation to pay interest under the facility, if the Bank is entitled to fix the Base Rate in accordance with clause 6.1.3.

ii.	For these purposes, the Bank shall receive the offers (hereinafter referred to in this Schedule No. 6 as the “Offers”) in relation to the options (hereinafter referred to in this Schedule No. 6 as the “Replacement Transactions”) under which the Bank shall have the right, at any interest payment date under the facility falling on or after the date the Lender accelerates the Borrower’s obligations under the Agreement on the grounds of the circumstances referred to in clause 11.4 hereof, to enter into a transaction upon the terms and conditions of which, at each and every interest payment date under the facility, following the Bank’s exercise of its right, the Bank shall pay to the counterparty an amount in rubles calculated by reference to the Floating Base Rate under the facility and the Principal Debt repayment schedule, taking into account the capitalized interest, and shall receive from the counterparty an amount in rubles calculated by reference to the Fixed Base Rate and the Principal Debt repayment schedule, taking into account the capitalized interest.

iii.	For the purposes of determining Additional Payment Obligation Amount 1, the Bank shall request through Reuters Dealing at least three Reference Banks to make the Offers in relation to the Replacement Transactions that as a condition provide for a lump sum payment (hereinafter referred to in this Schedule No. 6 as the “Lump Sum Payment”) nominated in rubles and payable by the Bank upon entry into the transaction with the Reference Bank. The Bank shall, concurrently with the calculation of Additional Payment Obligation Amount 1, provide the Borrower with a printout of the negotiations with the Reference Banks conducted through Reuters Dealing and evidencing the fact of the Offers placement and the Lump Sum Payments specified in the Offers. Additional Payment Obligation Amount 1 shall be deemed to be the amount of a Lump Sum Payment according to the Quotation as defined below.

iv.	If the Reference Banks provide more than three Offers, the Quotation shall be deemed to be the arithmetic average value of the Lump Sum Payments thereunder (hereinafter referred to in this Schedule No. 6 as the “Arithmetic Average Quotation”). If the Reference Banks provide three Offers, the Quotation shall be deemed to be the Offer remaining after the exclusion of the Offers having the highest and the lowest Lump Sum Payments (hereinafter referred to in this Schedule No. 6 as the “Average Quotation”).

v.	If following the request to all aforementioned Reference Banks, they, within two Business Days from the time of the Bank’s request, provide less than three Offers, the Bank, acting in good faith and reasonably, shall request and confirm to the Client in the manner prescribed in paragraph 3 of this Schedule No. 6, the offers that shall not bind the Reference Banks to enter into the transaction (hereinafter referred to in this Schedule No. 6 as the “Reference Offers”). The Bank shall determine the Arithmetic Average Quotation or the Average Quotation in accordance with paragraph 3 of this Schedule No. 6 on the basis of such Reference Offers.

vi.	For the avoidance of doubt, the Parties agree that in order to calculate the Average Quotation or the Arithmetic Average Quotation in accordance with in paragraphs 2 through 4 of this Schedule No. 6, more than one Offer/Reference Offer from each Reference Bank may be used.”

Schedule No. 7

to Facility Agreement No. 2640

dated 27 December 2010

Computing Mechanics for Additional Payment Obligation Amount 2.

For the purposes of determining Additional Payment Obligation Amount 2, the Bank, acting reasonably and in good faith, shall determine the amount of its loss and/or short-received profit arising as a result of the Lender’s acceleration of the Borrower’s obligations under the Agreement based on the circumstances referred to in clause 11.5 of this Agreement, starting from the date the Borrower’s obligations arise in accordance with clause 6.1.3 of the Agreement, if the Lender exercises its right to fix the Base Rate.

1.	The Bank shall determine the market value of the Borrower’s obligation to pay interest under the facility at the Fixed Base Rate and the Floating Base Rate as if the same were not fixed as of the Determination Date for the Additional Payment Obligation Amount 2.

2.	For these purposes, the Bank shall receive the offers (hereinafter referred to in this Schedule No. 7 as the “Offers”) in relation to the transactions (hereinafter referred to in this Schedule No. 7 as the “Replacement Transactions”) under which at every and each interest payment date under the Loan falling on or after the date the Lender accelerates the Borrower’s obligations under the Agreement on the grounds of the circumstances referred to in clause 11.5 hereof, the Bank shall pay to the counterparty an amount in rubles calculated by reference to the Floating Base Rate under the facility and the Principal Debt repayment schedule, taking into account the capitalized interest, and shall receive from the counterparty the amounts in rubles calculated by reference to the Fixed Base Rate and the Principal Debt repayment schedule, taking into account the capitalized interest.

3.	For the purposes of determining Additional Payment Obligation Amount 2, the Bank shall request through Reuters Dealing at least three Reference Banks to make the Offers in relation to the Replacement Transactions that as a condition provide for a lump sum payment (hereinafter referred to in this Schedule No. 7 as the “Lump Sum Payment”) nominated in rubles and payable by the Bank upon entry into the transaction with the Reference Bank. The Bank shall, concurrently with the calculation of Additional Payment Obligation Amount 2, provide a printout of the negotiations with the Reference Banks conducted through Reuters Dealing and evidencing the fact of the Offers placement and the Lump Sum Payments specified in the Offers. Additional Payment Obligation Amount 2 shall be deemed to be the amount of a Lump Sum Payment according to the Quotation as defined below.

4.	If the Reference Banks provide more than three Offers, the Quotation shall be deemed to be the arithmetic average value of the Lump Sum Payments thereunder (hereinafter referred to in this Schedule No. 7 as the “Arithmetic Average Quotation”). If the Reference Banks provide three Offers, the Quotation shall be deemed to be the Offer remaining after the exclusion of the Offers having the highest and the lowest Lump Sum Payments (hereinafter referred to in this Schedule No. 7 as the “Average Quotation”).

5.	If following the request to all aforementioned Reference Banks, they, within two Business Days from the time of the Bank’s request, provide less than three Offers, the Bank, acting in good faith and reasonably, shall request and confirm to the Client in the manner prescribed in paragraph 3 of this Schedule No. 7 the offers that shall not bind the Reference Banks to enter into the transaction (hereinafter referred to in this Schedule No. 7 as the “Reference Offers”). The Bank shall determine the Arithmetic Average Quotation or the Average Quotation in accordance with paragraph 3 of this Schedule No. 7 on the basis of such Reference Offers.

6.	For the avoidance of doubt, the Parties agree that in order to calculate the Average Quotation or the Arithmetic Average Quotation in accordance with in paragraphs 2 through 4 of this Schedule No. 7, more than one Offer/Reference Offer from each Reference Bank may be used.”

[Stamp:	Bound and numbered 50 pages
General Director
	Mechel OAO	/S/ Mikhel E.V.]

/Seal/

[Stamp:	Total bound, numbered and sealed 50 pages.
Chief of the Credit and Pledge Operations Department
/S/ Isayeva E.A.]

/Seal/